                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Ryerson Tull, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                                                         [LOGO]


RYERSON TULL, INC.

Robert J. Darnall
Chairman

Neil S. Novich
President and Chief Executive Officer

                                             April 17, 1997

Dear Stockholder:

  On Wednesday, May 28, 1997, we will hold our first Annual Meeting of Stockholders as a public company. The meeting will begin at 2:00 p.m., Chicago time, at the First Chicago Center, One First National Plaza, Chicago, Illinois. We hope you will join us.

  At the meeting we will discuss the Company's strategic initiatives and financial results and you will have an opportunity to ask questions. The attached notice of meeting and proxy statement describe the formal business of the meeting.

  We look forward to seeing you on May 28. Whether or not you expect to attend the meeting, please complete and return the enclosed proxy card in the envelope provided. Your vote is important to us.

Cordially,

Robert J. Darnall                      Neil S. Novich
Chairman                               President and Chief
                                       Executive Officer

                 2621 West 15th Place, Chicago, Illinois 60608
                                                                           LOGO

RYERSON TULL, INC.
2621 WEST 15TH PLACE
CHICAGO, ILLINOIS 60608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 1997

To the Stockholders of RYERSON TULL, INC.:

  The Annual Meeting of Stockholders of Ryerson Tull, Inc., a Delaware corporation, will be held at the First Chicago Center, One First National Plaza, Chicago, Illinois, on Wednesday, May 28, 1997, at 2:00 p.m., Chicago time, for the following purposes:

  1. To elect two directors of the Company to hold office for a three-year term;

  2.  To consider and vote upon the Ryerson Tull 1996 Incentive Stock Plan;

  3. To consider and vote upon the Ryerson Tull, Inc. Annual Performance Improvement Incentive Plan;

  4. To elect a firm of independent public accountants to audit the accounts of the Company and its subsidiaries for the year 1997; and

  5. To transact any other business that may properly come before the meeting.

  The close of business on April 2, 1997 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

  A Proxy Statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Annual Report of the Company for the fiscal year ended December 31, 1996 was previously mailed to stockholders.

                                       By order of the Board of Directors,

                                       CHARLES B. SALOWITZ
                                       Corporate Secretary

April 17, 1997
Chicago, Illinois

 Stockholders are cordially invited to attend this meeting. Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.

                              RYERSON TULL, INC.
                             2621 WEST 15TH PLACE
                            CHICAGO, ILLINOIS 60608

                                PROXY STATEMENT

  The enclosed proxy is solicited on behalf of the Board of Directors of Ryerson Tull, Inc. (the "Company"). Such solicitation is being made by mail commencing approximately April 17, 1997, and also may be made by directors, officers and regular employees of the Company. The expense of such solicitation will be paid by the Company. In addition, the Company has retained Kissel-Blake Inc. to assist in the solicitation of proxies for a fee of $3,000 plus out-of-pocket expenses. Brokers, banks and similar organizations will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners.

  The Company first became publicly held on June 26, 1996 with the issuance of 5,220,000 shares of its Class A Common Stock, par value $1.00 per share (the "Class A common stock" or "common stock") in a public offering (the "Offering"). Prior to that time, the Company was a wholly owned subsidiary of Inland Steel Industries, Inc. ("Inland").

  Shares represented by an effective proxy given by the holder thereof will be voted as directed by such holder. The voting securities of the Company outstanding on the record date (April 2, 1997), together with the vote to which each is entitled, consist of 5,280,763 shares of the Company's Class A common stock (one vote per share), and 34,000,000 shares of its Class B common stock (four votes per share). All such shares vote together without regard to class on the matters expected to be voted upon at the Annual Meeting. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy. Inland, through its ownership of the Company's Class B common stock, is able to ensure adoption of all matters to be voted upon at the Annual Meeting.

  It is the policy of the Company that proxies, consents, ballots and voting materials that identify the vote of specific stockholders are kept confidential, except in a contested proxy or consent solicitation or to meet applicable legal requirements. All such documents are returned to the tabulator and are available to the inspectors of election to enable them to certify the results of the vote. Harris Trust and Savings Bank acts as the tabulator, and one or more officers or employees of the Harris Bank will serve as inspectors of election. Comments written on or accompanying proxy cards will be provided to the Company without indication of the vote of the stockholder except where the vote is included in the comment or is necessary for an understanding of the comment.

  The Company's Restated Certificate of Incorporation requires that when any shares of the Company's Class A common stock are outstanding, at least one-third of the members of the Board of Directors be "Independent Directors," except under specific limited circumstances. The Restated Certificate of Incorporation also requires that the Board of Directors consist of three classes, with the Independent Directors allocated as evenly as possible among the classes. The Company's Restated Certificate of Incorporation and By-laws allow the directors to increase or decrease the size of the Board, to elect directors to fill vacancies created by an increase in the number of directors and to assign elected directors to a class. Pursuant to that authority, in June 1996 the Board of Directors assigned Jean-Pierre Rosso to serve in the class of directors whose terms expire at the 1997 Annual Meeting of Stockholders, James A. Henderson and Neil S. Novich to serve in the class of directors whose terms expire at the 1998 Annual Meeting of Stockholders, and Robert J. Darnall and Donald S. Perkins to serve in the class of directors whose terms expire at the 1999 Annual Meeting of Stockholders. In July 1996, the Board of Directors elected Ronald L. Thompson, Richard G. Cline and Jerry
K. Pearlman as Independent Directors to serve in the classes of directors whose terms expire, respectively, at the 1997, 1998 and 1999 annual meetings of stockholders. An "Independent Director" is defined as someone who is not, and within the previous 12 months has not been: (a) an officer or employee of the Company, (b) an officer, director or employee of Inland or any other subsidiary or affiliate of Inland, or (c) an owner of more than five percent of the outstanding common stock of Inland or of any other subsidiary or affiliate of Inland.

                             ELECTION OF DIRECTORS

  The Board of Directors has nominated Jean-Pierre Rosso and Ronald L. Thompson for election as directors at the 1997 Annual Meeting of Stockholders. Each of the nominees is currently a director of the Company. No other candidates are eligible for election at the 1997 Annual Meeting. Proxies not limited to the contrary will be voted for Messrs. Rosso and Thompson as directors of the Company for terms expiring on the date of the Annual Meeting of the Company in 2000 and until their successors are duly elected and qualified. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote in the election, and the outcome of the election will therefore not be affected by shares of stockholders who abstain from voting or withhold authority to vote in the election, or by broker non-votes. If any nominee should become unavailable for election (an event that is not anticipated), proxies may be voted for the election of such other person or persons as may be designated by the Board of Directors of the Company, or the Board may reduce its membership. The Board of Directors held seven meetings during 1996. All incumbent directors attended at least 75% of the combined total number of meetings of the Board of Directors and committees on which they served.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS
-------------------------------------------------------------------------------
DIRECTOR
[PHOTO]      Jean-Pierre Rosso                              Director since 1996

             Mr. Rosso, age 56, is Chairman, President and Chief Executive Officer of Case Corporation, a worldwide designer, manufacturer and distributor of farm and construction machinery, and was President and Chief Executive Officer of that company from April 1994 to March 1996. Prior to joining that company, he was President of the Home and Building Control Division of Honeywell Inc., a producer of advanced technology products, from 1991 to 1994 and President of Honeywell Europe from 1987 until 1991. He is a member of the Company's Compensation and Nominating and Governance Committees. Mr. Rosso also is a director of ADC Telecommunications Inc., Case Corporation, Crown Cork & Seal Company, Inc., Inland, Inland Steel Company and Principal Mutual Life Insurance Company.

DIRECTOR
[PHOTO]      Ronald L. Thompson                             Director since 1996

             Mr. Thompson, age 47, has been Chairman of the Board, Chief Executive Officer and President of Midwest Stamping Co., a metal-stamping and assembly firm serving principally the automotive original equipment industry, since March 1993. From 1980 to 1993, he was Chairman of the Board and President of The GR Group, Inc., a diversified holding company with interests in manufacturing and service activities. He is a member of the Company's Audit Committee. Mr. Thompson also is a director of the Illinois Power Company, Illinova Corporation, McDonnell Douglas Corporation and the Teachers Insurance and Annuity Association.

INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE
-------------------------------------------------------------------------------

DIRECTOR
[PHOTO]      Richard G. Cline                               Director since 1996

             Mr. Cline, age 62, is Chairman of Hawthorne Investors, Inc., a private management advisory services and investment firm. He served as Chairman of the Board of NICOR, Inc., a diversified holding company with subsidiaries engaged in natural gas distribution and containerized liner shipping, from 1986 through December 1995. He also was NICOR's Chief Executive Officer from 1986 to May 1995 and its President and Chief Operating Officer from 1985 to 1988 and from 1990 to 1994. He is Chairman of the Company's Audit Committee and a member of its Executive Committee. Mr. Cline also is a director of K-mart Corporation and Whitman Corporation.

-------------------------------------------------------------------------------

DIRECTOR
[PHOTO]      Robert J. Darnall                              Director since 1986

             Mr. Darnall, age 59, has been Chairman of the Company since April
             1995, a position he also held from November 1990 to June 1994. He has been Chairman and Chief Executive Officer of Inland since
             1992 and its President, Chief Operating Officer and a Director
             since 1986. He is also Chairman and Chief Executive Officer of
             Inland Steel Company, which he joined in 1962, and has served as
             Chairman since 1992, as a Director since 1983, as Chief Executive
             Officer from 1992 to 1995 and since April 1996, and as President for various periods ending most recently in May 1996. He is
             Chairman of the Company's Executive Committee. Mr. Darnall is
             also a director of Cummins Engine Company, Inc., Household
             International, Inc., Inland, Inland Steel Company and the Federal
             Reserve Bank of Chicago.
DIRECTOR
[PHOTO]      James A. Henderson                             Director since 1996

             Mr. Henderson, age 62, is Chairman and Chief Executive Officer of
             Cummins Engine Company, Inc., a manufacturer of diesel engines.
             He joined that company in 1964, was elected Executive Vice
             President in 1971, and was elected Executive Vice President and
             Chief Operating Officer in 1975. In 1977 he was elected President and Chief Operating Officer, was elected President and Chief
             Executive Officer in 1994, and assumed his present position in
             1995. He is a member of the Company's Audit Committee. Mr.
             Henderson is also a director of Cummins Engine Company, Inc.,
             Ameritech Corporation, Inland, Inland Steel Company and Rohm and
             Haas Company.
DIRECTOR
[PHOTO]      Neil S. Novich                                 Director since 1994

             Neil S. Novich, age 42, has been President, Chief Executive Officer and Chief Operating Officer of the Company, President of Joseph T. Ryerson & Son, Inc. ("Ryerson") and Chairman of J. M. Tull Metals Company, Inc. since June 1994. Mr. Novich was also appointed a Director of the Company in June 1994. He served as Chairman of Ryerson from June 1994 to April 1995 and since June 1996. He was a Senior Vice President of Inland from January 1995 to May 1996 and served as a Vice President of Inland from June 1994 to January 1995. Prior to joining Inland in 1994, he led the Distribution and Logistics Practice at Bain & Company ("Bain"), an international management consulting firm, from 1987 and was employed by Bain beginning in 1981. He is a member of the Company's Executive Committee.

-------------------------------------------------------------------------------


DIRECTOR     Jerry K. Pearlman                              Director since 1996
[PHOTO]
             Mr. Pearlman, age 58, was Chairman of Zenith Electronics
             Corporation, a manufacturer of consumer electronics and cable television products, prior to his retirement in November 1995. He was also Chief Executive Officer from 1983 through April 1995. He is Chairman of the Company's Compensation Committee and a member of its Executive and Nominating and Governance Committees. Mr.
             Pearlman is also a director of Stone Container Corporation.

DIRECTOR     Donald S. Perkins                              Director since 1996
[PHOTO]
             Mr. Perkins, age 70, was Chairman of Jewel Companies, Inc., a diversified retailer, prior to his retirement in 1980. He is Chairman of the Company's Nominating and Governance Committee and a member of its Compensation and Executive Committees. Mr.
             Perkins is also a director of Aon Corporation, Cummins Engine
             Company, Inc., Illinova Corporation, Inland, Inland Steel
             Company, LaSalle Street Fund Incorporated, LaSalle U.S. Realty
             Income and Growth Fund, Lucent Technologies, Inc., the Putnam
             Funds, Springs Industries, Inc., and Time Warner Inc.

                           COMPENSATION OF DIRECTORS

  Prior to the consummation of the Offering, the directors were not compensated for their services in such capacity. After consummation of the Offering, pursuant to the terms of the Directors' Compensation Plan, each director who is not an employee of the Company or any of its subsidiaries or affiliates will receive an annual retainer of $40,000, which will be paid 50% in shares of Class A common stock and 50% in cash, provided that a director may elect to receive all or any part of the cash portion of such retainer in shares of Class A common stock. The cash portion is paid quarterly for service (prorated in whole months) as a director during the quarter. The stock portion is issued at the beginning of the director's term as restricted stock and vests in monthly increments over the period during which the director serves, with directors entitled to any dividends on the restricted portion. Such directors will also receive $1,000 for each special meeting of the Board of Directors, and for each special committee meeting not held in conjunction with a regular or special meeting of the Board of Directors, attended by them. No fees will be paid for any meeting of the Executive Committee, and membership on the Compensation and Nominating and Governance Committees is regarded as membership on only one committee for purposes of payment of fees for special meetings. Each director who serves as chairman of a standing committee of the Board of Directors will receive an additional annual retainer of $4,000. Pursuant to the terms of the Directors' Compensation Plan, each such director may also elect, prior to January 1 of each year, to defer payment of all or any portion of the retainer and fees to which he or she would otherwise become entitled during such year as a director of the Company.

If a director becomes a director during a calendar year, the deferral election may be made within 30 days after he or she becomes a director and will be effective for the remainder of that year subsequent to the election. Deferred amounts will be distributed in a lump sum or installments in cash or shares of Class A common stock, all as elected by the director at the time of the deferral. Interest on cash deferrals will be credited at the prime rate in effect from time to time at The First National Bank of Chicago (or its successor). Stock deferrals will be credited with dividends paid on shares of Class A common stock from time to time. A total of 100,000 shares of Class A common stock has been reserved for issuance under the Directors' Compensation Plan, subject to adjustment for certain corporate transactions affecting the number or type of outstanding shares. The Company also pays the premiums on a business accident insurance policy insuring each non-employee director for amounts up to $500,000.

                     COMMITTEES OF THE BOARD OF DIRECTORS

  Among the standing committees of the Board of Directors, the Company has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The members of these three committees, none of whom is an employee of the Company or any of its subsidiaries, are identified above under "Election Of Directors."

  The duties of the Audit Committee are to review the proposed scope of the annual audit and the results and recommendations of the independent auditors on completion of the annual audit; to review the Company's systems of internal accounting and operating controls, as well as the performance of its internal auditors; to review the proposed scope of annual and five-year internal audit programs and the reports and recommendations of the internal auditors; to review the financial review section of the Company's annual report to stockholders and annual report on Form 10-K; to review the minutes of the quarterly audit review of the independent auditors; to nominate a firm of independent auditors to be submitted to the stockholders for election at the annual meeting; to approve all non-audit services to be performed by the independent auditors; to approve the compensation of the independent auditors; to monitor compliance with policies relating to conflicts of interest, sensitive payments and similar matters; to review registration statements prepared in connection with financings by the Company or its subsidiaries; and to review major transactions and relationships with affiliates, and duties of the independent directors. The Audit Committee held two meetings in 1996.

  The duties of the Compensation Committee are to review management recommendations regarding the Company-wide compensation plan; to make recommendations to the Board of Directors with respect to the salaries of the senior officers and key employees of the Company; to administer the Ryerson Tull 1996 Incentive Stock Plan; and to make recommendations to the Board of Directors to establish or modify executive compensation plans and programs. The Compensation Committee held two meetings in 1996.

  The duties of the Nominating and Governance Committee are to prepare and maintain a list of qualified candidates to fill vacancies on the Board of Directors and recommend to the Board of

Directors candidates to fill any such vacancies; to recommend to the Board of Directors a process for evaluating the Board of Directors and overseeing such process; to recommend to the Board of Directors annually a slate of candidates for election as directors by the stockholders at the annual meeting; to recommend the establishment or modification of compensation of non-employee directors, including managing and administering the Directors' Compensation Plan; and to monitor corporate governance issues, including recommending to the Board of Directors policies and procedures for corporate governance and assuring compliance with policies and procedures as adopted. The Nominating and Governance Committee held two meetings in 1996.

  The Nominating and Governance Committee will consider qualified candidates recommended by the stockholders for designation as nominees for election at the Annual Meeting of Stockholders to be held in 1998 and subsequent years. In order for a candidate recommended by a stockholder to be considered by the Nominating and Governance Committee for designation as a nominee for election at the Annual Meeting of Stockholders to be held in 1998, the name of such candidate, together with a written description of his or her qualifications, must be received by the Corporate Secretary of the Company prior to January 1, 1998.

  The By-laws of the Company provide a formal procedure, including an advance notice requirement, for nominations by stockholders of persons for election as directors at annual meetings of the Company.

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

  The following table presents, as of March 31, 1997, the Company and Inland equity securities beneficially owned (as that term is defined by the Securities and Exchange Commission) by all directors of the Company, the other named executive officers of the Company and the directors and executive officers of the Company as a group, in each case with sole voting and investment power except as indicated. Company Class A common stock and Inland common stock each include certain preferred stock purchase rights. The shares of Inland Series E ESOP Convertible Preferred Stock (the "Inland Series E ESOP Preferred Stock") shown as beneficially owned by the executive officers are held for their respective accounts in the Inland Steel Industries Thrift Plan and, under such Plan, could be converted upon retirement or other termination of employment into an equal number of shares of Inland common stock (subject to adjustment in certain events). Excluded from the number of shares of Inland Series E ESOP Preferred Stock listed as beneficially owned are unallocated shares of Inland Series E ESOP Preferred Stock that the ESOP Trustee is required to vote or dispose of in the manner and proportion in which allocated shares are directed to be voted or disposed of.

                           COMPANY CLASS A       INLAND       INLAND SERIES E ESOP
                          COMMON STOCK(/1/) COMMON STOCK(/2/) PREFERRED STOCK(/3/)
                          ----------------- ----------------- --------------------
Directors
 Richard G. Cline.......         4,212(/4/)           --                 --
 Robert J. Darnall......        11,754           300,124              2,070
 James A. Henderson.....         2,212(/4/)        2,546                 --
 Neil S. Novich.........        95,615               130                459
 Jerry K. Pearlman......         6,424(/4/)           --                 --
 Donald S. Perkins......         6,212(/4/)        4,046                 --
 Jean-Pierre Rosso......         3,424(/4/)        1,061                 --
 Ronald L. Thompson.....         4,424(/4/)           --                 --
Named Executive Officers
 Jay M. Gratz...........         3,061            41,880              1,307
 Timothy L. LaPerre.....        43,960             1,697              1,289
 Carl G. Lusted.........        55,606             2,890              1,450
 Stephen E. Makarewicz..        39,104             1,999                592
All Directors and
 Executive Officers as a
 Group..................       378,371(/4/)      407,075             13,764

--------
(1) Messrs. Novich and Lusted individually own 1.81% and 1.05%, respectively, of the Company's common stock (including restricted stock and options exercisable within 60 days of March 31, 1997). No other director or named executive officer individually owns 1% or more of such outstanding common stock. All directors and executive officers as a group own 7.2% of the outstanding common stock of the Company. Includes shares which the following have the right to acquire under options exercisable within 60 days after March 31, 1997: Mr. Novich--75,359, Mr. LaPerre--38,324, Mr. Lusted--48,396, Mr. Makarewicz--33,425, and all directors and executive officers as a group--272,613; and shares held under restricted awards as follows: Mr. Darnall--3,654, Mr. Novich--18,156, Mr. Gratz-- 1,461, Mr. LaPerre--3,636, Mr. Lusted--5,210, Mr. Makarewicz--4,179, and
    all directors and executive officers as a group--51,617. Also includes 2,400 shares held directly or indirectly by family members of an executive officer, for which beneficial ownership is disclaimed. Excludes shares of Company Class B common stock owned by Inland. (See "Additional Information Relating to Voting Securities.")
(2) Excludes shares of Inland common stock into which Inland Series E ESOP Preferred Stock may be converted. Each director or named executive officer of the Company individually owns, and all directors and executive officers of the Company as a group collectively own, less than 1% of the outstanding Inland common stock. Includes shares held jointly with other persons, as follows: Mr. Darnall--290, and all directors and executive officers as a group--2,927; shares which the following have the right to acquire under options exercisable within 60 days after March 31, 1997: Mr. Darnall--221,000, Mr. Gratz--35,680, and all directors and executive officers as a group--301,660; and shares held under restricted stock awards, as follows: Mr. Darnall--15,000, Mr. Gratz--3,200, and all directors and executive officers as a group--20,200.
(3) Each director and named executive officer of the Company individually owns, and all directors and executive officers as a group collectively own, less than 1% of the Inland Series E ESOP Preferred Stock.
(4) Includes shares of Company Class A common stock payable under the terms of the Ryerson Tull Directors' Compensation Plan which are subject to forfeiture or the receipt of which has been deferred as follows: shares subject to forfeiture, Mr. Cline--101 and Mr. Rosso--202; and deferred shares, Messrs. Henderson and Perkins--1,212 shares each and Messrs. Pearlman and Thompson--2,424 shares each, of which 101 and 202, respectively, are subject to forfeiture.

             ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

  The following table sets forth, as of December 31, 1996, the only holders known to the Company to own beneficially more than 5% of its common stock.

                                      NUMBER OF SHARES
NAME AND ADDRESS OF                     OR AMOUNT OF     PERCENT OF
BENEFICIAL OWNER                      SECURITIES OWNED     CLASS
-------------------                   ----------------   ----------
Class A Common Stock
 FMR Corp.                                  581,900(/1/)   11.1%
 82 Devonshire Street
 Boston, MA 02109
 MacKay-Shields Financial Corporation       371,210(/2/)    7.1%
 9 West 57th Street
 New York, NY 10019

 Vanguard/Windsor Funds, Inc.
 100 Vanguard Boulevard
 Malvern, PA 19355
 Wellington Management Company, LLP.      1,450,500(/3/)   27.8%
 75 State Street
 Boston, MA 02109

Class B Common Stock
 Inland Steel Industries, Inc.           34,000,000         100%
 30 West Monroe Street
 Chicago, IL 60603

--------
(1) FMR Corp., on behalf of itself, Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company and Fidelity Value Fund, reported sole dispositive power as to 581,900 shares of the Company's Class A common stock.
(2) MacKay-Shields Financial Corporation reported shared voting and dispositive power as to all such shares and reported that the interest of The MainStay Funds, a registered investment company, relates to more than 5% of the Company's Class A common stock.
(3) Vanguard/Windsor Funds, Inc. reported sole voting power and shared dispositive power as to 1,450,500 shares. Wellington Management Company, LLP, in its capacity as investment advisor to its clients, including Vanguard/Windsor Funds, Inc., also reported beneficial ownership of these shares with shared dispositive power.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GUARANTOR ARRANGEMENT

  Joseph T. Ryerson & Son, Inc. ("Ryerson"), a wholly owned subsidiary of the Company, is the Guarantor of $101,500,000 of the Inland Steel Industries Thrift Plan ESOP notes. The notes are payable in installments through July 2004 and bear interest rates ranging from 7.96% to 8.80%. Ryerson could be required to make payments pursuant to the guarantee after a failure by Inland to provide funds to cover any deficiency in the Thrift Plan ESOP Trust. There have been no deficiencies in the ESOP Trust. No payments were made under such guarantee arrangement in 1996 and none are expected in 1997.

SUPPORT SERVICES; INDEMNIFICATION AND CORPORATE SEPARATENESS

  During 1996, the Company and Inland entered into a corporate separation agreement (the "Corporate Separation Agreement") relating to, among other things, the provision of support services by Inland to the Company, participation in a joint marketing program, indemnification by and between the Company and Inland, and procedures intended to maintain separation between the Company and Inland.

  Inland has provided certain support services to the Company in the following areas: finance (including tax administration, cash management, pension and employee benefit plan administration, auditing and corporate communications), legal (including public affairs and corporate secretary), human resources and information technology, as well as senior management services. The Corporate Separation Agreement provides that Inland will continue to provide these services to the Company for a period of five years, and is cancelable by either party upon 60 days' written notice to the other party or immediately by mutual consent of the parties. The Corporate Separation Agreement provides that, consistent with past practice, specific distinguishable costs incurred by Inland in providing services to the Company will be charged to the Company and that other support costs not specifically allocated to Inland or other Inland subsidiaries will be allocated to the Company based on the percentage of Inland consolidated operating assets attributable to the Company. The percentage of Inland consolidated assets attributable to the Company is expected to fluctuate from one period to another. At December 31, 1996, such percentage was 27.9%. Charges by Inland to the Company for these services amounted to $6,400,000 in 1996.

  The Corporate Separation Agreement provides that the Company and Inland will cooperate in joint marketing efforts currently referred to as the "red diamond program." The red diamond program involves a team approach to maximizing customer satisfaction by involving personnel from both the Company and Inland with various areas of expertise to provide an integrated solution to a customer's needs. The obligations of the Company and Inland to cooperate in the joint marketing efforts will continue for a period of five years, cancelable by either party upon 60 days' written notice to the other party or immediately by mutual consent of the parties.

  The Corporate Separation Agreement also provides that the Company on the one hand, and Inland and its other subsidiaries on the other, will indemnify each other for losses, claims and damages that they may suffer or for which they may become liable, including those relating to tax, environmental, ERISA and pension liabilities, that arise out of the relationship of the parties prior to the Offering or as a result of Inland's control of the Company.

  Provisions intended to maintain the existence of the Company and Inland as separate corporate entities also are included in the Corporate Separation Agreement. Such provisions provide that, among other things: no more than one-half of the Company's executive officers, other than the Company's Chairman and Chief Executive Officer, will be officers or employees of Inland or any of its other subsidiaries; the Company and Inland each will maintain its assets separate from those of the other and the other's subsidiaries; the Company and Inland each will account for and manage its liabilities separately from those of the other and the other's subsidiaries; the Company will maintain offices separate from the offices of Inland and Inland's other subsidiaries; and, other than the ESOP Guarantee and certain Inland guarantees of the Company's equipment leases, neither the Company nor Inland will pledge its assets for the benefit of or grant guarantees or otherwise hold out its credit as being available to satisfy the obligations of the other or any of the other's subsidiaries. These provisions automatically terminate at any time that the number of outstanding shares of Class B common stock represents less than 50% of the total number of outstanding shares of Class A common stock and Class B common stock.

TAX-SHARING ARRANGEMENTS

  During 1996 the Company and Inland entered into a tax-sharing agreement (documenting prior tax-sharing policies) under which current and deferred federal income tax provisions are determined for each company in the Inland group on a stand-alone basis. Under the agreement, current tax liability for any member of the Inland group, including the Company, is paid to Inland. If the Company is unable to use all of its allocated tax attributes (net operating loss and tax credit carryforwards) in a given year but other companies in the consolidated group are able to utilize them, then Inland will pay the Company for the use of such tax attributes. The agreement also contains state tax-sharing arrangements, similar to the arrangements described above with respect to federal taxes, for those states in which the consolidated group is charged state taxes on a unitary or combined basis. The Company paid Inland approximately $42,700,000 pursuant to such agreement for 1996.

CROSS-LICENSE AGREEMENT

  During 1996 the Company and Inland entered into a cross-license agreement (the "Cross-License Agreement") pursuant to which the Company licenses on a royalty-free basis its "Ryerson" name and know-how for use by Inland and its affiliates outside North America and pursuant to which Inland licenses on a royalty-free basis its "red diamond" trademark for use by the Company. Pursuant to the Cross-License Agreement, the Company and Inland are each required to reimburse the other for the reasonable costs incurred by the other in providing its respective license property pursuant to the agreement. The Cross-License Agreement terminates automatically at any time that the number of outstanding shares of Class B common stock represents less than 50% of the total number of outstanding shares of Class A common stock and Class B common stock. The Cross-License Agreement may also be terminated by either party upon 60 days' written notice to the other party or immediately by mutual consent of the Company and Inland. The Cross-License Agreement provides that following termination of the agreement, the Company and Inland each has a right to a license (which may be exclusive) of any part of the other's property that is then subject to the agreement for a transition period of up to two years at a fair market value license fee and upon such other terms as may be mutually agreed upon by the Company and Inland. Upon a failure to mutually agree on a license fee and other terms, provision is made for determination by a qualified independent expert. No payments were made under such arrangement in 1996 and none are expected in 1997.

PENSIONS

  Effective April 30, 1996, that portion of the Inland Pension Plan covering the Company's current and former employees was separated and became the Company's Pension Plan. The Company's Pension Plan assumed the liabilities of the Inland Pension Plan attributed to current and former Company employees and a corresponding percentage of the assets. If the Company's Pension Plan had been in existence at September 30, 1995, the most recent valuation date of the Inland Pension Plan prior to April 30, 1996, the Company's projected benefit obligation would have been $266,000,000 and the Company's share of the Inland Pension Plan assets would have been $249,000,000, resulting in an under-funding of $17,000,000 for financial reporting purposes. However, under ERISA funding guidelines, which take a longer-term view in determining the interest rate to use in valuing liabilities, no contribution was required for the Inland Pension Plan or the Company's Pension Plan in 1996 and none will be required in 1997.

TRANSACTIONS WITH INLAND STEEL COMPANY

  During 1996, the Company purchased approximately $202,000,000 of material from Inland Steel Company ("ISC"), a wholly-owned subsidiary of Inland, on arm's-length terms. The terms of these arrangements were negotiated between the Company and ISC and are similar to other large supply arrangements that the Company has with other suppliers and that ISC has with other purchasers. The Company expects to continue purchasing significant amounts of material from ISC. ISC also buys material from the Company, which purchases amounted to approximately $11,300,000 in 1996, and may continue to buy material from the Company in the future. Any future transactions will continue to be on an arm's-length basis. Pursuant to the Company's Restated Certificate of Incorporation, the Company's Independent Directors reviewed and reported to the Board of Directors that the transactions were conducted on terms at least as favorable as those that could be obtained from an unaffiliated third party.

TRANSACTIONS WITH I/N TEK AND I/N KOTE

  Inland and Nippon Steel Corporation ("NSC") have entered into two joint venture arrangements located near New Carlisle, Indiana. A steel cold-rolling facility, I/N Tek, is owned

60% by a subsidiary of ISC and 40% by a subsidiary of NSC. A second joint venture, I/N Kote, owned equally by subsidiaries of ISC and NSC, electrogalvanizes and hot-dip galvanizes cold-rolled steel. In addition, as of April 2, 1997, NSC or its subsidiary companies owned voting notes of Inland representing approximately 5.5% of the voting power of Inland and 352,400 shares of common stock of Inland representing approximately 0.7% of the voting power of Inland. During 1996, subsidiaries of the Company purchased approximately $2,100,000 of electrogalvanized and hot-dip galvanized steel from I/N Kote. During the same period, subsidiaries of the Company sold I/N Tek and I/N Kote various metals products valued at approximately $58,000 and $81,000, respectively. The Company expects to enter into similar transactions with I/N Tek and I/N Kote during 1997. All such transactions have been and will continue to be made on an arm's-length basis.

                            EXECUTIVE COMPENSATION

  The following table presents the compensation for 1995 and 1996 to the two individuals who served in the position of chief executive officer during 1996 and the four other most highly compensated executive officers of the Company. The table shows compensation earned by such named executive officers in all capacities in which they served and includes compensation paid or accrued by Inland, the Company and subsidiaries of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                   ANNUAL COMPENSATION           COMPENSATION AWARDS
                                                -------------------------      ------------------------
                                                                   OTHER                    SECURITIES      ALL
NAME AND                                                          ANNUAL       RESTRICTED   UNDERLYING     OTHER
PRINCIPAL                                                         COMPEN-         STOCK       STOCK       COMPEN-
POSITION(/1/)                              YEAR  SALARY   BONUS   SATION       AWARDS(/2/) OPTIONS(/3/) SATION(/4/)
-------------                              ---- -------- -------- -------      ----------- ------------ -----------
Robert J. Darnall                          1996 $684,996 $316,100      0        $104,488     100,000      $33,833
Chairman and Director                      1995  690,961  515,800      0         169,500      30,000       30,122
Neil S. Novich                             1996  400,095  386,600      0          70,625      42,000       18,845
President, Chief Executive                 1995  387,113  400,400      0          84,750      14,000       18,788
 Officer and Director
Jay M. Gratz                               1996  224,274  104,200      0          54,900      36,000       11,097
Vice President--Finance and                1995  173,752  104,200      0          28,250       4,000        8,696
 Chief Financial Officer
Timothy L. LaPerre                         1996  177,124   95,200      0          16,950      12,000        8,848
President--Ryerson Coil                    1995  171,914   84,600      0          28,500       4,000
 Processing
Carl G. Lusted                             1996  232,667  200,500      0          25,425      21,000       11,639
President--Ryerson Central                 1995  223,384  206,250      0          39,550       7,000       11,181
Stephen E. Makarewicz                      1996  181,041  100,000      0          21,188      18,000        7,352
President--Tull                            1995  167,504  125,500 13,333(/5/)     33,900       6,000        2,533

--------
(1) Messrs. Darnall and Gratz are also executive officers of Inland, as was Mr. Novich prior to the Offering. Amounts shown for Messrs. Darnall, Novich and Gratz represent their total compensation for 1996 and 1995. All of Mr. Darnall's compensation was paid by Inland, as was Mr. Novich's compensation prior to consummation of the Offering, and Mr. Gratz's after the consummation of the Offering. The Company reimbursed Inland for 27.9% of Mr. Darnall's compensation and that portion of Mr. Novich's and Mr. Gratz's compensation paid by Inland. Such percentages are based on the ratio of the Company's operating assets to Inland's consolidated operating assets and were used to determine the percentage of Inland's overhead expenses allocable to the Company.

(2) Awards for 1996 consist of Company common stock, except for Mr. Gratz, whose award consisted solely of Inland common stock, and Mr. Darnall, whose awards included both Company common stock and Inland common stock. Awards for 1995 consist of Inland common stock. All awards are valued at the aggregate market value as of the date of grant, based on the closing market price on such date. Dividends are paid on such shares to the extent paid on Class A common stock or Inland common stock, as applicable. The vesting schedule for restricted stock awards to the executives identified in the table provides that all shares will vest at the end of a three-year period commencing on the date of grant, except for a July 24, 1996 grant for 3,000 shares of Inland common stock made to Mr. Darnall that will vest on May 20, 1999. Vesting of Company common stock or Inland common stock may be accelerated at the discretion of the Company's or Inland's Compensation Committee, respectively, in the event of exceptional individual performance and/or significant progress by the Company, Inland or the appropriate business unit in meeting its operating and financial objectives. For all named executive officers except Messrs. Darnall and Gratz, shares of restricted Class A common stock of the Company were substituted for all outstanding Inland restricted stock awards as described below under "Substitution of Outstanding Stock Awards and Options." Mr. Gratz received substitute Class A common stock of the Company for 50% of his outstanding 1996 Inland restricted stock award and Mr. Darnall's outstanding Inland stock awards and options were not replaced with Company common stock. The number and value of the aggregate restricted stock holdings of Company Class A common stock and Inland common stock at December 31, 1996, based on the closing market price on that date, were: Company common stock, Mr. Darnall--3,654 shares/$49,329; Mr. Novich--18,156 shares/$245,106; Mr. Gratz--1,461 shares/$19,724; Mr.
    LaPerre--3,636 shares/$49,086; Mr. Lusted--5,210 shares/$70,335; and Mr.
    Makarewicz--4,179 shares/$56,417; and Inland common stock, Mr. Darnall-- 15,000 shares/$300,000; and Mr. Gratz--3,200 shares/$64,000.

(3) Includes options to purchase Inland common stock granted prior to the Offering. After the Offering, options for Company Class A common stock were substituted for outstanding options to purchase Inland common stock for all named executive officers except Messrs. Darnall and Gratz, as described below under "Substitution of Outstanding Stock Awards and Options" below.

(4) Amounts represent the value of vested and unvested employer contributions and allocations to the Inland Thrift Plan and the Inland Non-Qualified Thrift Plan (or, in the case of Mr. Makarewicz, the J. M. Tull Metals Company, Inc. Employees' Profit Sharing Plan).
(5) Represents reimbursement of relocation expenses and related tax gross-up.

SUBSTITUTION OF OUTSTANDING STOCK AWARDS AND OPTIONS

  Following consummation of the Offering, shares of restricted stock under the Ryerson Tull 1996 Incentive Stock Plan (the "Incentive Stock Plan") were substituted for outstanding shares of Inland restricted stock that had been granted to employees of the Company under the Inland 1995 Incentive Stock Plan and prior Inland plans (collectively, the "Inland Incentive Plans"). The number of restricted shares of Company Class A common stock substituted bore the same ratio to the number of restricted shares of Inland common stock held by the employee as the average value (defined below) of a share of Inland common stock bore to the average value of a share of Class A common stock, which ratio was 1.218254. Average value with respect to a share of Inland common stock or of Company Class A common stock means the average closing price of such stock for the first ten trading days following the date of substitution. Similarly, options granted under the Incentive Stock Plan ("Substitute Options") were substituted for outstanding options for Inland common stock granted to employees of the Company under the Inland Incentive Plans, with the number of shares of Company Class A common stock subject to the Substitute Options and the exercise price thereof determined in accordance with Section 424 of the Code and regulations thereunder. The Compensation Committee had discretion to determine, however, that any employee could receive restricted shares of Company Class A common stock or Substitute Options with respect to less than all of his or her outstanding restricted stock or options under the Inland Incentive Plans. The Compensation Committee determined that Mr. Gratz and two other executive officers of the Company who also are Inland officers would receive substitute restricted Company Class A common stock for 50% of their outstanding 1996 Inland restricted stock awards and would receive no Substitute Options, and that Mr. Darnall would receive no substitute restricted Company Class A common stock or Substitute Options. To the extent Substitute Options or substitute restricted stock awards were not fully vested at the effective date of the substitution, service with Inland or any of its subsidiaries was considered service with the Company for purposes of the vesting requirements of the Substitute Options and substitute restricted stock awards.

  Each of Messrs. Novich, LaPerre, Lusted, and Makarewicz received Substitute Options to purchase the following numbers of shares of Company Class A common stock: Mr. Novich-- 109,641 shares, Mr. LaPerre--48,119 shares, Mr. Lusted-- 65,537 shares, and Mr. Makarewicz--48,117 shares. These options have exercise prices ranging from $17.5456 to $32.6287 per share and expire on various dates from July 21, 1987 to March 26, 2006. Grants of Substitute Options are not included in the table under the caption "Individual Option Grants in 1996" below because they were deemed to have been granted at the dates of grant of the corresponding Inland options for which they were substituted. The Substitute Options are included in the table below under the caption "Year-End Option/SAR Values."

INDIVIDUAL OPTION GRANTS IN 1996

  The following table presents information with respect to (a) individual grants of options that were made under the Inland 1995 Incentive Stock Plan during the last fiscal year to the named executive officers and (b) the grant date present value of such options. No new grants of options were made under the Company Incentive Stock Plan during 1996. See "Substitution of Outstanding Stock Awards and Options" above.

                                              INDIVIDUAL GRANTS
                         -----------------------------------------------------------
                          NUMBER OF    PERCENT OF
                          SECURITIES  TOTAL OPTIONS
                          UNDERLYING   GRANTED TO
                           OPTIONS    EMPLOYEES IN   EXERCISE  EXPIRATION GRANT DATE
          NAME           GRANTED(/1/)  FISCAL YEAR  PRICE(/2/) DATE(/1/)  VALUE(/3/)
------------------------ ------------ ------------- ---------- ---------- ----------
Robert J. Darnall.......   100,000         7.1%      $24.6875  3/26/2006   $873,000
Neil S. Novich..........    42,000         3.0        24.6875  3/26/2006    366,660
Jay M. Gratz............    12,000         0.8        24.6875  3/26/2006    104,760
                            24,000         1.7        22.6875  5/20/2006    195,840
Timothy L. LaPerre......    12,000         0.8        24.6875  3/26/2006    104,760
Carl G. Lusted..........    21,000         1.5        24.6875  3/26/2006    183,330
Stephen E. Makarewicz...    18,000         1.3        24.6875  3/26/2006    157,140

--------
(1) All options are for Inland common stock and were granted on March 27, 1996, except for an option for 24,000 shares granted to Mr. Gratz on May 21, 1996. They become exercisable with respect to 33% of the shares after one year from the date of grant, 67% after two years from the date of grant, and are fully exercisable after three years from the date of grant. All options granted in 1996 were transferable, with the advance written consent of the Compensation Committee of the Board of Directors, (a) to a spouse or descendants, (b) to a trust for the benefit of the optionee, his or her spouse or descendants, or (c) as a charitable contribution. After the Offering, options for Company Class A common stock were substituted for Inland options for all named executive officers except Messrs. Darnall and Gratz. See "Substitution of Outstanding Stock Awards and Options" above. See "Change in Control of the Company" for option provisions regarding any change in control of the Company.
(2) The exercise price is equal to the average of the high and low price of Inland's common stock on the New York Stock Exchange Composite Transactions on the date of grant. Upon consummation of the Offering, options for Company Class A common stock were substituted for Inland options for named executive officers except Messrs. Darnall and Gratz. See "Substitution of Outstanding Stock Awards and Options" above. The exercise price may be paid by delivery of already-owned shares, and an optionee may elect to have the Company withhold shares of stock (or accept already-owned shares) to satisfy tax withholding obligations with respect to option exercises or payments.
(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options granted under the Inland Incentive Plan during 1996. The use of this model should not be construed as an endorsement of the model's accuracy at valuing options. The following assumptions were made for purposes of calculating the value of the options as of the grant date: the option term is 10 years, the volatility of Inland common stock is 31.83% (31.75% for grants made on May 21, 1996) (calculated using monthly stock prices for the five-year period prior to the grant date), the ten-year risk-free interest rate is 6.13% (6.47% for grants made on May 21, 1996), the dividend yield is 1.08%, and the expected term is five years. The value of the options granted in 1996 depends upon the actual performance of the Company's Class A common stock or Inland common stock during the applicable period; the actual value, if any, that an optionee will realize upon exercise of an option will depend on the excess of the market value of such common stock over the exercise price on the date the option is exercised.

YEAR END OPTION/SAR VALUES

  The following table presents the number of securities underlying the option/SAR holdings of the named executive officers at the end of 1996 and the value of such holdings. No options were exercised by named executive officers in 1996.

                                   COMPANY OPTIONS                    INLAND OPTIONS
                         ----------------------------------- ---------------------------------
                            NUMBER OF                           NUMBER OF
                           SECURITIES         VALUE OF         SECURITIES        VALUE OF
                           UNDERLYING        UNEXERCISED       UNDERLYING       UNEXERCISED
                           UNEXERCISED      IN-THE-MONEY       UNEXERCISED     IN-THE-MONEY
                         OPTIONS/SARS AT   OPTIONS/SARS AT   OPTIONS/SARS AT  OPTIONS/SARS AT
                         FISCAL YEAR-END   FISCAL YEAR-END   FISCAL YEAR-END  FISCAL YEAR-END
                          (EXERCISABLE/     (EXERCISABLE/     (EXERCISABLE/    (EXERCISABLE/
NAME                     UNEXERCISABLE)  UNEXERCISABLE)(/1/) UNEXERCISABLE)  UNEXERCISED)(/1/)
----                     --------------- ------------------- --------------- -----------------
Robert J. Darnall.......       0/0              $0/0         169,000/115,000       $0/0
Neil S. Novich..........  49,947/59,694          0/0               0/0              0/0
Jay M. Gratz............       0/0               0/0           21,800/38,000        0/0
Timothy L. LaPerre......  31,063/17,056          0/0               0/0              0/0
Carl G. Lusted..........  35,690/29,847          0/0               0/0              0/0
Stephen E. Makarewicz...  22,534/25,583          0/0               0/0              0/0

--------
(1) All such options are for Class A common stock of the Company or for Inland common stock, as noted. Value is based on the closing price of the Company's Class A common stock or Inland common stock, as applicable, on the New York Stock Exchange Composite Transactions on December 31, 1996. After the Offering, options for Company Class A common stock were substituted for outstanding options for Inland common stock for all named executive officers except Messrs. Darnall and Gratz. See "Substitution of Outstanding Stock Awards and Options" above.

            PENSION BENEFITS; RETIREMENT AND TERMINATION AGREEMENTS

PENSION BENEFITS

  Prior to April 30, 1996, certain employees of the Company were eligible to participate in the Inland Pension Plan. Effective April 30, 1996, that portion of the Inland Pension Plan covering the Company's current and former employees was separated and became the Company's Pension Plan. Employees covered by the Company's Pension Plan were credited with the number of years of service credited to them under the Inland Pension Plan as of the separation date. Messrs. Darnall and Gratz are covered by the Inland Pension Plan, which provides the same benefits as the Company's Pension Plan. The following table shows the maximum annual pension benefits payable on a straight life annuity basis to employees in various earnings classifications upon retirement at age
65. All benefit amounts shown in such table are subject to offset based upon Social Security earnings. Pension benefits are provided to eligible salaried employees of Tull under a separate benefit schedule of the Company's Pension Plan, as discussed below.

                              PENSION PLAN TABLE

  AVERAGE ANNUAL
   EARNINGS FOR
  THE APPLICABLE         ANNUAL PENSION BENEFITS FOR YEARS OF SERVICE SHOWN
 YEAR-OF-SERVICE   --------------------------------------------------------------
      PERIOD       5 YEARS  10 YEARS 15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
 ---------------   -------- -------- -------- -------- -------- -------- --------
 $  200,000......  $ 17,000 $ 34,000 $ 51,000 $ 68,000 $ 85,000 $102,000 $119,000
    400,000......    34,000   68,000  102,000  136,000  170,000  204,000  238,000
    600,000......    51,000  102,000  153,000  204,000  255,000  306,000  357,000
    800,000......    68,000  136,000  204,000  272,000  340,000  408,000  476,000
  1,000,000......    85,000  170,000  255,000  340,000  425,000  510,000  595,000
  1,200,000......   102,000  204,000  306,000  408,000  510,000  612,000  714,000
  1,400,000......   119,000  238,000  357,000  476,000  595,000  714,000  833,000
  1,600,000......   136,000  272,000  408,000  544,000  680,000  816,000  952,000

  As of April 1, 1997, the named executive officers were credited with the following years of service under the appropriate plan: Robert J. Darnall--34 years; Neil S. Novich--2 years; Jay M. Gratz--21 years; Timothy L. LaPerre--25 years; Carl G. Lusted--29 years; and Stephen E. Makarewicz--13 years.

  Pensions are provided under the Pension Plan to eligible employees (including employees who are directors or officers) who, at retirement, have met certain service or service and age requirements. In general for salaried employees, benefits are based on years of service and individual earnings for the highest consecutive 36-month period of earnings during the last ten 12-month periods of service prior to retirement. For this purpose, earnings generally consist of salary compensation plus bonus compensation as reported in the Summary Compensation Table.

  The Company has established the Ryerson Tull Supplemental Retirement Plan for Covered Employees (the "Supplemental Plan"), which provides supplemental pension benefits to employees of the Company and its affiliates who participate in the Pension Plan and whose benefits under that plan are limited by the provisions of Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, the amount of the benefit provided is equal to the difference between the benefit that would have been payable under the Pension Plan had the applicable Code limitations not applied and the benefit actually paid under the Pension Plan. The Supplemental Plan is non-contributory and benefits payable under the Supplemental Plan are paid from the general assets of the Company. Benefits under the Supplemental Plan are generally paid at the same time in the same form as corresponding benefits under the Pension Plan; provided however, the Supplemental Plan provides that, for any officer or employee with at least five years of service, with annual compensation in excess of $150,000 and who is age 55 or older, the Company may elect to satisfy its obligations for benefits payable upon retirement at age 65 by (i) the purchase of an annuity contract either prior to or at the time of retirement (and a tax gross-up payment to the officer or employee at the time of purchase) or (ii) the payment of a lump sum amount at the time of retirement. Prior to establishing the Supplemental Plan, certain employees of the Company participated in the Inland Steel Industries Supplemental Retirement Plan for Covered Employees and the Inland Steel Industries Special Retirement Benefit Plan for Covered Employees (collectively, the "Inland Supplemental Plans"). Messrs. Darnall and Gratz participate in the Inland Supplemental Plans, which provide benefits similar to the Supplemental Plan. The Company has assumed Inland's liabilities under the Inland Supplemental Plans with respect to current and former employees of the Company.

  All accrued benefits under the Pension Plan vest, and all benefits accrued under the Supplemental Plan will become fully and irrevocably vested and distributable to participants as provided by the terms of such plans then in effect, in the event of a change in control (as defined in those plans) of the Company. Any surplus assets under the Pension Plan are to be used to provide additional benefits in the event of a termination, merger or consolidation of the Pension Plan, or a transfer of assets to another plan, within three years of such a change in control, and limitations have been placed on amendments to the Pension Plan within such three-year period.

  Pension benefits are provided to eligible salaried employees of Tull under a separate benefit schedule of the Pension Plan. The maximum annual pension benefits payable under such schedule are approximately 3% higher than those shown in the above table for comparable earnings and service. No executive officers are covered by the Tull benefit schedule, but Stephen E. Makarewicz and Carl G. Lusted are credited respectively with 10 and 22 years of service under the Tull benefit schedule under the Pension Plan. Both have lump sum benefits accrued with respect to their Tull pension service.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

  Pursuant to an agreement dated July 24, 1996, the Company has assumed Inland's obligations under a severance agreement with Mr. Novich, dated April 8, 1994 (the "1994 Severance Agreement"), providing that, in the event of termination of his employment for any reason other than malfeasance or voluntary termination prior to the third anniversary of his employment, he will receive the present value of (i) his monthly base salary in effect at the time of such termination times the number of months remaining in the 36-month period, plus (ii) 1/12th of the average annual award paid to him under the Annual Incentive Plan or a successor plan times the number of months remaining in the 36-month period. In addition, all of his restricted stock will become fully vested, all options will become fully exercisable and life insurance, disability insurance and dental and health care coverage for Mr. Novich and his immediate family will continue until the third anniversary of his date of hire upon terms consistent with such coverages for active employees until such date. The 1994 Severance Agreement terminates June 15, 1997. Under the Company's assumption agreement with Inland, Inland remains obligated under the 1994 Severance Agreement only to the extent any obligations thereunder are not fully performed by the Company.

  Pursuant to an agreement dated January 22, 1997, the Company has assumed Inland's obligation under an agreement with Mr. Lusted, dated June 27, 1990, providing that upon Mr. Lusted reaching age 62 or at any other mutually agreeable time, Mr. Lusted will be reimbursed for his reasonable moving expenses from the Chicago area to the Atlanta area, or to any other mutually agreeable location. In connection with such a relocation, Mr. Lusted will receive the amount, if any, by which the lesser of Mr. Lusted's purchase price or the appraised value of his home in the Chicago area exceeds the net sales price of such home.

  On June 10, 1996, the Company entered into agreements (the "Company Agreements") with each of the named executive officers except Mr. Darnall, the present terms of which expire on December 31, 1997, but are automatically extended for additional one-year periods thereafter unless the Company gives prior notice that it does not wish to extend such agreements for another year or unless a change in control (as defined below) of the Company or certain other limited events occur. The Company has not given notice of non-renewal. For purposes of the Company Agreements, a change in control will generally be deemed to have occurred if: (i) with certain limited exceptions, any person becomes the beneficial owner of 40% or more of the combined voting power of the Company's then outstanding securities; (ii) during any two-year period, the majority of the membership of the Company's Board of Directors changes without the approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved;
(iii) the Company's stockholders approve a merger or consolidation of the Company with another company in which the Company's voting securities, in combination with voting securities held by any trustee or fiduciary under any Company employee benefit plan, do not continue to represent at least 60% of the combined voting power of the voting securities of the surviving entity (excepting certain recapitalizations of the Company); (iv) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (v) there occurs with respect to a Related Company (defined below) a sale or disposition of securities representing 50% or more of the combined voting power of the Related Company's securities, or a merger or consolidation of a Related Company with another company in which a majority-owned direct or indirect subsidiary of the Company does not own at least

50% of the combined voting power of the voting securities of the surviving entity or a sale or disposition of all or substantially all of the assets of a Related Company to a person other than a majority-owned direct or indirect subsidiary of the Company. A "Related Company" is a covered employee's employer (or any direct or indirect parent company of such employer, or subsidiary of such employer that is a significant subsidiary (within the meaning of Rule 405 of the Securities Act) of the Company). A change in control of the Company shall not be deemed to have occurred with respect to any employee, however, if the sale or other transaction includes or involves a sale to the public or a distribution to the stockholders of the Company of more than 50% of the voting securities of the employee's employer or a direct or indirect parent of his or her employer and the employee's employer (or a direct or indirect parent of the employee's employer) agrees to become a successor to the Company under the employee's Company Agreement.

  The Company Agreements provide that if a covered executive's employment is terminated within two years after a change in control of the Company either
(i) by the Company other than for "cause" or other than as a consequence of death, disability or retirement (all as defined in such agreements), or (ii) by such executive for "good reason," generally relating to a diminution of responsibilities, compensation or benefits or significant relocation of his or her principal office, the executive will receive: (i) a lump-sum payment equal to two times the sum of (a) the executive's current annual base salary plus
(b) the executive's average incentive bonus paid for the five years preceding termination of employment; (ii) an amount in cash in lieu of any allocations, unpaid awards or rights under the Company's annual or other incentive compensation plans; (iii) an amount in cash equal to the value of outstanding stock options granted under the Company's stock option plans at specified prices; (iv) an amount in cash equal to the value of shares of common stock awarded or issuable as performance and/or restricted shares under the Company's incentive stock plans; (v) life, disability, accident and health insurance as provided in the Company's insurance programs and financial advisory and outplacement services for a period of 24 months after termination of employment; (vi) an amount in cash in lieu of two years of additional accrued benefits under the Company's pension plan and (vii) legal fees and expenses incurred as a result of such termination. In addition to the foregoing, Mr. Novich's Company Agreement provides that payments thereunder will not limit or reduce any benefits that he may be entitled to receive pursuant to his 1994 Severance Agreement but that his benefits under his 1994 Severance Agreement are reduced by benefits he receives under any other agreement upon a change in control of the Company. Each Company Agreement contains an excise tax "gross-up" provision pursuant to which the executive will be paid an additional amount upon the imposition of any excise tax. While this provision will preserve the benefits receivable under the agreement for the executive, the Company will not be entitled to a Federal income tax deduction for a portion of the severance payments provided thereunder.

  The Company Agreements provide benefits in the event the employee is terminated by the Company for reasons other than cause within 12 months after the occurrence of a "potential change in control" of the Company if a change in control of the Company or certain other limited events occur within six months after his or her termination. A "potential change in control" shall be deemed to have occurred for purposes of the agreements if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a change in control, (iii) with certain limited exceptions, any person who is or becomes the owner of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities increases such person's beneficial ownership of such securities by 5% or more over the percentage so owned on the date of the agreement, or (iv) the Board of Directors of the Company adopts a resolution that a potential change in control of the Company has occurred for purposes of the Company Agreements.

  On March 27, 1996, Inland entered into agreements (the "Inland Agreements") with each of the named executive officers which provide benefits substantially similar to those provided under the Company Agreements in the event that the executive's employment with Inland is terminated following a change in control in Inland (defined to include events with respect to the Inland Agreement similar to those which constitute a change in control under the Company Agreements with respect to the Company). In addition, Mr. Novich's Inland Agreement provides that payments under the agreement will not limit or reduce any benefits that he may be entitled to receive pursuant to his 1994 Severance Agreement. To the extent that an executive becomes entitled to benefits under a Company Agreement and an Inland Agreement upon a change in control, benefits payable under the Inland Agreement will be reduced by the amount of benefits payable under the Company Agreement. Other than as set forth in the preceding sentence, in no event shall an executive be entitled to benefits under both an Inland Agreement and a Company Agreement on account of the same events constituting a change in control.

             REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                  DIRECTORS REGARDING EXECUTIVE COMPENSATION

  Certain of the 1996 compensation programs described in this Proxy Statement were established by the Compensation Committee of the Inland Board of Directors (the "Inland Compensation Committee") prior to the Offering. The Inland Compensation Committee is comprised entirely of non-employee directors of Inland who are not eligible to participate in any of the executive compensation programs of Inland or the Company. Upon completion of the Offering, the Compensation Committee of the Company's Board of Directors (the "Committee") approved substitution of shares of restricted stock and of substitute options under the Company's Incentive Stock Plan for outstanding shares of restricted stock and outstanding option grants to Company employees under the Inland incentive stock plans, based on the relative market values of Inland's common stock to the Company's Class A common stock on the New York Stock Exchange on the ten trading days commencing June 26, 1996 in order to preserve the economic value of Inland's awards at the time of the Offering. The Committee determined that Mr. Gratz and two other executive officers of the Company who are also executive officers of Inland would receive substitute Class A common stock only for 50% of such executive officers' outstanding 1996 restricted stock awards and would retain all of their Inland options under the Inland incentive stock plans and that Mr. Darnall would receive no substitute restricted stock awards or substitute options.

  The Company's executive compensation programs are designed to attract and retain outstanding individuals as officers and key employees and to reward such individuals based on their personal performance and contributions and on the financial performance of the Company and its business units. Such programs consist of three elements--base salary compensation, short-term incentive compensation, and long-term incentive compensation--and are administered by the Committee. The Committee consists of three directors, none of whom is or has been an employee of Inland, the Company or any of the Company's subsidiaries. The Committee currently employs and periodically meets with outside compensation consultants for assistance regarding the Company's executive compensation programs.

  Total compensation opportunities are intended to be competitive with those offered by metal service center companies, select general distribution companies and select industrial and service companies of comparable size. Some (but not all) of the metal service centers used to compare executive compensation are included in the peer group index presented in the performance graph shown in this Proxy Statement. Comparable companies for purposes of executive compensation include a broader range of companies, because most metal service companies are privately (not publicly) owned, available public information for publicly owned metal service centers shows that few have long-term incentive programs, and none has annual revenues comparable to revenues of the Company.

  Base salary compensation of executive officers is reviewed annually by the Committee, and recommendations of the Committee in that regard are acted upon by the Board of Directors. Base salaries are targeted at the 50th percentile of comparable positions in the comparison group of companies described in the immediately preceding paragraph. Such base compensation generally represents approximately one-half of the total compensation opportunity for executive officers of the Company. The remainder of such total compensation, consisting of short-term and long-term incentive compensation in accordance with the factors described below, is variable and fluctuates from year to year as a result of the cyclical condition of the metals distribution industry. Compensation levels for 1996 were established by the Inland Compensation Committee in 1996 and approved after the Offering by the Committee. Mr. Novich's base salary was increased to $405,000 in February 1996 in recognition of his leading the Company to significantly improved financial performance.

  Short-term incentive compensation for 1996 was payable to officers and other key employees under the Inland Annual Incentive Plan. This Plan, which is administered by the Inland Compensation Committee, provides for cash awards based on a specified percentage of a participant's salary earnings and the extent to which corporate and (or) business unit performance standards are achieved for the year. In 1996, all but one of the corporate and business units of the Company achieved the target levels of return on operating assets established for such units. As the President and Chief Executive Officer of the Company, the award payment to Mr. Novich was computed based upon the 1996 return on operating assets achieved by the Company. The award payment to Messrs. Darnall and Gratz were computed based on the 1996 return on operating assets of Inland achieved by corporate units of Inland, weighted with respect to the relative asset value of each such unit. The award payments to Messrs. Lusted, Makarewicz and LaPerre were computed based upon the 1996 return on operating assets achieved by each of their respective business units. The Committee and the Board of Directors have approved and submitted a similar short-term incentive compensation plan to stockholders for approval, as described in "Proposal to Approve the Ryerson Tull, Inc. Annual Performance Improvement Incentive Plan" below, in order to satisfy the requirements of Internal Revenue Code Section 162(m) for maximum deductibility by the Company for Federal income tax purposes of awards that may be made under such plan to the named executive officers.

  Long-term incentive compensation grants and awards may be made by the Committee (or, in certain circumstances, by the Chairman or the President of the Company) under the Company's 1996 Incentive Stock Plan. These grants and awards consist of stock options, stock appreciation rights, restricted stock awards, and performance awards, or combinations thereof. Stock options and stock appreciation rights may be granted at not less than 100% of the fair market value of the Company's Class A common stock on the date of grant and are generally exercisable for a period not exceeding ten years. Restricted stock awards, consisting of shares of Class A common stock, are contingent on continuing employment with the Company for specified periods, and performance awards, payable in shares of Class A common stock or cash, are contingent on the achievement over specified periods of such performance objectives as shall be established by the Committee. Restricted stock awards may also be contingent upon the achievement of performance measures. Grants and awards made by the Committee under the Incentive Stock Plan are intended to provide executive officers not only with additional incentives for outstanding individual performance but also with an opportunity to acquire an ownership stake in the Company and thereby more closely align their interests with those of the stockholders. The Incentive Stock Plan is being submitted to stockholders for approval, as described in "Proposal to Approve the Ryerson Tull 1996 Incentive Stock Plan" below, in order to satisfy the requirements of Internal Revenue Code Section 162(m) for maximum deductibility by the Company for Federal income tax purposes of awards made under the Incentive Stock Plan to named executive officers. Until the Offering, all such long-term incentive stock awards were issued under the Inland Incentive Stock Plans, administered by the Inland Compensation Committee.

  With the approval of the Committee, all Inland stock options, stock appreciation rights and restricted stock awards of the named executive officers (except those of Messrs. Darnall and Gratz, who also are executive officers of Inland) that were outstanding at the consummation of the Offering were replaced by Company stock options, stock appreciation rights and restricted stock awards. This substitution resulted in Company substitute options to purchase a total of 271,414 shares of Class A common stock and Company substitute restricted stock awards totaling 23,142 shares of Class A common stock being issued to named executive officers by the Committee in 1996, including substitute options to purchase 109,641 shares to Mr. Novich. The Committee determined that Mr. Gratz and two other executive officers of the Company who also are Inland officers would receive substitute Class A common stock only for 50% of their outstanding 1996 Inland restricted stock award and would retain all of their Inland options, and that Mr. Darnall would receive no substitute restricted stock awards or options for his outstanding Inland restricted stock awards and stock options.

  The Committee considered the amount and terms of these substitute awards of options when deciding on additional awards for 1996. New grants of options and restricted stock, including those made to Messrs. Darnall and Novich, were established after review of a compensation analysis for officer positions of the Company, based on a comparative company survey of compensation practices at select industrial companies with $1 billion to $2.5 billion in sales and select service companies (including general distributors) with $500,000,000 to $3.6 billion in annual sales and a summary of executive compensation issues prepared by the Company's outside executive compensation consultants. Because named executive officers had received 1996 option grants under the Inland incentive stock plans, the Committee did not grant additional new options in 1996 after approving the substitute options. The Committee granted new restricted stock awards totalling 13,154 shares to named executive officers in 1996, including a restricted stock award of 3,654 shares to Mr. Darnall (which took into consideration a 1996 award of Inland restricted shares that had been made to him) and an award of 5,000 shares to Mr. Novich. These grants were intended to provide incentives to improve stockholder value, to encourage executive retention and to remain competitive in executive recruitment. The restrictions on the restricted stock awards will lapse, and the shares vest, at the end of the three-year period beginning the date of grant. Vesting may be accelerated at the discretion of the Committee in the event of exceptional individual performance and (or) significant progress by the Company or the respective business unit in meeting its operating and financial objectives. No performance awards were granted or paid to named executive officers in 1996.

  In 1993, the Internal Revenue Code Section 162(m) was added to the Code, which limits deductibility of certain compensation for named executive officers. The Committee intends that Company compensation plans satisfy the requirements of Section 162(m) for maximum deductibility by the Company for Federal income tax purposes of payments made under such plans to named executive officers. In the event the Committee determines that it is advisable to grant awards to named executive officers that may not so qualify for deductibility, the Committee reserves the right to make such awards, taking into consideration the financial effects of such awards on the Company.

  Mr. Novich meets frequently with the Committee and with the non-management directors. These meetings will include an annual review, by all of the outside directors, of his financial, operating, and organizational goals for the Company and an evaluation of his performance as it relates to the Company's achievement of the previous year's goals. The results of that evaluation are an important element in compensation decisions made by the Committee and the Board of Directors, both with respect to Mr. Novich and with respect to the other executive officers of the Company.

  The compensation philosophy expressed above was developed primarily by the Inland Committee prior to the Offering. The Company's Compensation Committee is in the process of developing principles and formulating a revised compensation program, using the Ryerson Tull, Inc. Annual Performance Improvement Incentive Plan and the Ryerson Tull 1996 Incentive Stock Plan submitted to stockholders for approval at this Annual Meeting, that supports the Company's business and strategies.

                               Jerry K. Pearlman, Chairman
                               Donald S. Perkins
                               Jean-Pierre Rosso

                COMPARISON OF SIX-MONTH CUMULATIVE TOTAL RETURN

  The following performance graph compares the performance of the Company's common stock for the period commencing July 1, 1996 and ended December 31, 1996, to the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and to a peer group. Since there is no nationally recognized industry index consisting of metals distributors to be used as a peer group index, the Company constructed its own peer group consisting of seven other public companies in the metals distribution industry. In addition to the Company, the peer group includes A.M. Castle & Co., Friedman Industries, Incorporated, Huntco Inc., Olympic Steel, Inc., Reliance Steel & Aluminum Co. and Steel Technologies Inc. This comparison assumes the investment of $100 on June 30, 1996 and the reinvestment of dividends.


                       [PERFORMANCE GRAPH APPEARS HERE]

                               Ryerson Tull   Peer Group   S&P 500

              June    96         100.00        100.00       100.00
              -----------------------------------------------------
              July    96          87.60         85.13        95.58
              -----------------------------------------------------
              August  96          86.82         89.56        95.58
              -----------------------------------------------------
              Sept.   96          86.05         88.33       103.09
              -----------------------------------------------------
              Oct.    96          79.07         85.24       105.93
              -----------------------------------------------------
              Nov.    96          89.15         87.88       113.93
              -----------------------------------------------------
              Dec.    96          83.72         85.89       111.67
              -----------------------------------------------------

                            PROPOSAL TO APPROVE THE
                    RYERSON TULL 1996 INCENTIVE STOCK PLAN

  The Company has adopted the Incentive Stock Plan, which was approved by Inland as sole stockholder of the Company prior to the consummation of the Offering. The Board of Directors is now submitting the Incentive Stock Plan to stockholders for approval in order to enable the Company to qualify future awards under the Incentive Stock Plan as deductible for Federal income tax purposes for tax years commencing January 1, 1997. The summary of the Incentive Stock Plan that follows is qualified in its entirety by reference to the complete text of the Incentive Stock Plan as set forth in Exhibit A.

GENERAL DESCRIPTION

  Participants in the Incentive Stock Plan shall consist of such officers and other key employees of the Company and its subsidiaries as the Compensation Committee of the Board of Directors (the "Committee") may select from time to time. The Committee has identified approximately 100 participants to participate in the Incentive Stock Plan. In the discretion of the Committee, participants in the Plan may receive stock options, stock appreciation rights, restricted stock awards or performance awards, either singly or in combination. The maximum number of shares that may be issued under the Plan is 2,300,000 shares of Class A common stock. The form and amount of any grant or award, whether measured by shares of Class A common stock or otherwise, as well as the time and conditions of exercise or vesting and any acceleration of the time of exercise or vesting, are subject to the discretion of the Committee, provided that no more than 800,000 shares may be issued pursuant to restricted stock awards and performance awards under the Incentive Stock Plan. Except to the extent otherwise determined by the Committee, any shares subject to a grant or award which terminates by expiration, cancellation or otherwise without the issuance of such shares (including shares underlying a stock appreciation right exercised for stock, to the extent that such underlying shares are not issued) or which are settled in cash (to the extent so settled), or, in the case of a restricted stock award, which are forfeited prior to vesting, shall again be available for future grants under the Incentive Stock Plan.

  The Internal Revenue Code of 1986, as amended (the "Code"), places limitations on the deductibility, for Federal income tax purposes, of annual compensation paid to certain executive officers, generally the five most highly compensated officers of the Company on the last day of the year (the "named executive officers"). In order to permit certain grants and awards under the Incentive Stock Plan to be deductible for Federal income tax purposes, the Incentive Stock Plan limits, except in the case of grants and awards which by their terms are not intended to comply with such Code limitations, the maximum number of shares that may be granted or awarded under the Incentive Stock Plan in any three-year period of the Company to any participant under the Incentive Stock Plan to 1,500,000 and the maximum aggregate cash payout that may be made under the Incentive Stock Plan in any fiscal year of the Company to a named executive officer to $1,000,000.

  The Committee has general authority to administer the Incentive Stock Plan, including the authority to select participants, determine the form and amount of awards and amend such awards or accelerate the time of exercise or vesting thereof. The Committee also may authorize the Company's Chairman or President, if then serving as a director, to act as a subcommittee of the Committee for the purpose of making grants of restricted stock, stock options, stock appreciation awards and performance awards, not to exceed such number of shares as the Committee designates annually, to employees of the Company and its subsidiaries who are not subject to Section 16(a) of the Securities Exchange Act of 1934, as the Chairman or President shall determine in his or her sole discretion after consultation with the Vice President of Human Resources of the Company. To the extent any such authorization is made, the Chairman or President, as applicable, will have the authority of the Committee with respect to any grants made by him or her. The Board of Directors may amend the Incentive Stock Plan in any respect, or terminate the Incentive Stock Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum number of shares available for issuance pursuant to grants under the Incentive Stock Plan if such action would result in awards under the Incentive Stock Plan no longer being exempt under Rule 16b-3 of the Securities Exchange Act of 1934 as then in effect. At present, such actions would not result in such loss of exemption and therefore may be taken without stockholder approval. No amendment or termination may impair the rights of a participant under any grant previously made under the Incentive Stock Plan without the consent of such participant, unless required by law.

  The maximum number of shares issuable under the Incentive Stock Plan and the number, class and/or price of shares or other consideration subject to any outstanding stock option, stock appreciation right, restricted stock award or performance award may be appropriately adjusted by the Committee in the event of any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend, or a corporate transaction, such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Company or its subsidiaries (other than normal cash dividends), and any reorganization or partial or complete liquidation of the Company or its subsidiaries. The Incentive Stock Plan also provides that in the event of a Change in Control (as defined below), with certain exceptions,
(i) all outstanding stock options, stock appreciation rights, and restricted stock awards shall automatically become fully exercisable and vested and shall be cashed out on the basis of a Change in Control Price (as defined in the Incentive Stock Plan) and (ii) all outstanding performance awards shall be cashed out in such manner and in such amount or amounts as determined by the Committee at the time such awards are made. For purposes of the Incentive Stock Plan, a Change in Control will generally be deemed to have occurred if:
(i) with certain limited exceptions, any person becomes the beneficial owner of 40% or more of the combined voting power of the Company's then outstanding securities; (ii) during any two-year period, the majority of the membership of the Company's Board of Directors changes without the approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved; (iii) the Company's stockholders approve a merger or consolidation of the Company with another company in which the Company's voting securities, in combination with voting securities held by any trustee or fiduciary under any Company employee benefit plan, do not continue to represent at least 60% of the combined voting power of the voting securities of the surviving entity (excepting certain recapitalizations of the Company); (iv) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (v) there occurs with respect to a Related Company (defined below) a sale or disposition of securities representing 50% or more of the combined voting power of the Related Company's securities, or a merger or consolidation of a Related Company with another company in which a majority-owned direct or indirect subsidiary of the Company does not own at least 50% of the combined voting power of the voting securities of the surviving entity or a sale or disposition of all or substantially all of the assets of a Related Company to a person other than a majority-owned direct or indirect subsidiary of the Company. A "Related Company" is a participant's employer (or any direct or indirect parent company of such employer, or subsidiary of such employer that is a significant subsidiary (within the meaning of Rule 405 of the Securities
Act) of the Company). A Change in Control of the Company shall not be deemed to have occurred with respect to any employee, however, if the sale or other transaction includes or involves a sale to the public or a distribution to the stockholders of the Company of more than 50% of the voting securities of the participant's employer or a direct or indirect parent of his or her employer and the participant's employer (or a direct or indirect parent of the participant's employer) agrees to become a successor to the Company under an individual agreement or other contractual agreement providing for benefits.

  A participant may elect to have the Company withhold shares of common stock (or to accept already-owned shares) to satisfy tax withholding obligations with respect to exercises or payments under the Incentive Stock Plan. Except as otherwise permitted by the Committee, no stock option, stock appreciation right, restricted stock award or performance award shall be transferable except by will or the laws of descent and distribution. Under rules adopted by the Committee, transfers may be made, subject to certain limitations, to (a) a participant's spouse or descendants or (b) to a trust for the benefit of an award holder, his or her spouse or descendants.

  As of April 2, 1997, grants and awards of 1,488,537 shares of Class A common stock of the Company had been made under the Incentive Stock Plan, all of which remain outstanding, and 811,463 shares remained available for future grants and awards under such Plan.

1996 INCENTIVE STOCK PLAN BENEFITS

  The following table shows awards made under the Incentive Stock Plan in 1997. As the Incentive Stock Plan is discretionary, and the Committee has made no determinations with regard to the remainder of 1997, these awards may not be indicative of awards for all of 1997 or awards in any fiscal year.

                                            OPTIONS                        PERFORMANCE AWARDS
                          -------------------------------------------- ---------------------------
                                                                       SECURITIES    PERFORMANCE
                              SECURITIES                               UNDERLYING   AWARDS DOLLAR
                              UNDERLYING     EXERCISE PRICE EXPIRATION PERFORMANCE    VALUE AT
NAME AND POSITION         STOCK OPTIONS(/1/) PER SHARE(/2/)    DATE    AWARDS(/3/) GRANT DATE(/3/)
-----------------         ------------------ -------------- ---------- ----------- ---------------
Robert J. Darnall.......             0               --           --          0       $       0
 Chairman
Neil S. Novich..........        60,000          $14.0625    3/25/2007         0               0
 President and Chief
 Executive Officer
Jay M. Gratz............             0               --           --          0               0
 Vice President--Finance
 and Chief Financial
 Officer
Timothy L. LaPerre......        18,000          $14.0625    3/25/2007         0               0
 President--Ryerson Coil
 Processing
Carl G. Lusted..........        36,000          $14.0625    3/25/2007         0               0
 President--Ryerson
  Central
Stephen E. Makarewicz...        27,000          $14.0625    3/25/2007         0               0
 President--Tull Metals
Current Executive
 Officers as a Group....       207,000          $14.0625    3/25/2007     2,000          28,125
All Employees, Including
 All Current Officers
 Who Are Not Executive
 Officers,
 as a Group.............       104,500          $14.0625    3/25/2007    86,300       1,213,594

--------
(1) All options are for Company Class A common stock and were granted on March 26, 1997. They become exercisable with respect to 33% of the shares after one year from the date of grant, 67% after two years from the date of grant, and are fully exercisable after three years from the date of grant. All options granted in 1997 were transferable, with the advance written consent of the Committee, to a spouse or descendants or to a trust for the benefit of the optionee, his or her spouse, or descendants.
(2) The exercise price is equal to the average of the high and low price of the Company's Class A common stock on the New York Stock Exchange Composite Transactions on the date of grant. The exercise price may be paid by delivery of already-owned shares, and an optionee may elect to have the Company withhold shares of stock (or accept already-owned shares) to satisfy tax withholding obligations with respect to option exercises or payments.

(3) All performance awards are for Company Class A common stock and were granted on March 26, 1997, at which date the average of the high and low price of the Company's Class A common stock on the New York Stock Exchange Composite Transactions was $14.0625. The shares payable under the award will be determined with respect to the period commencing January 1, 1997 and ending on December 31, 1997, subject to the satisfaction of performance criteria concerning the ratio of operating profit to operating assets and revenue growth. Such number of shares determined by the Committee to be payable with respect to such performance period will be vested and be paid out in equal installments, subject to the participant's continued employment with the Company or its subsidiaries, over three consecutive one-year periods ending December 31, 2000.

STOCK OPTIONS

  Options to purchase shares of common stock, including incentive stock options within the meaning of Section 422 of the Code, may be granted under the Incentive Stock Plan. The Committee will determine the number of shares subject to each stock option and the manner and time of exercise. No option, however, shall be exercisable less than six months or more than ten years after the date of grant. The per share option price shall not be less than par value or 100% of the fair market value of a share of Class A common stock at the date of grant. Upon exercise, the option price may be paid in cash, in shares of Class A common stock of the Company having a fair market value equal to the option price, or in a combination thereof. The Committee may also allow the "cashless" exercise of options, subject to applicable rules and regulations, and the exercise of options by any other means the Committee determines to be consistent with the Incentive Stock Plan's purpose and applicable law, including loans, with or without interest, made by the Company to the holder of such option. The Incentive Stock Plan sets forth conditions for the exercise of options under certain circumstances upon termination of employment by reason of death, incapacity, retirement or otherwise. The agreement or instrument evidencing the grant of an option may contain such other terms, provisions and conditions not inconsistent with the Incentive Stock Plan as the Committee may determine.

STOCK APPRECIATION RIGHTS

  Stock appreciation rights may be granted in tandem with a related stock option or may be granted independently of a related stock option. Rights granted in tandem with a related stock option shall be exercisable to the extent that the related stock option is exercisable, provided that, except in certain limited circumstances, no such rights shall be exercisable prior to the expiration of six months from the date of grant. The Committee will determine the manner and time of exercise of rights granted independently of a stock option, but no such right shall be exercisable less than six months or more than ten years after the date of grant. In the case of rights granted in tandem with a related stock option, the grantee may elect to exercise either the stock option or the rights (but not both) as to any of the same shares subject to the stock option and the rights. The Incentive Stock Plan sets forth conditions for the exercise of stock appreciation rights under certain conditions upon termination of employment by reason of death, incapacity, retirement or otherwise. The agreement or instrument evidencing the grant of stock appreciation rights may contain such other terms, provisions and conditions not inconsistent with the Incentive Stock Plan as the Committee may determine.

  Upon exercise of a stock appreciation right, the holder shall be paid the excess of the then fair market value of the number of shares of Class A common stock to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such amount shall be paid in cash or in shares of Class A common stock having a fair market value equal to such excess, or in such combination thereof, as may be provided in the grant of such right (which may permit the grantee to elect between cash and Class A common stock or to elect a combination thereof), or, if no such provision is made in the grant, as the Committee shall determine upon exercise of the right.

RESTRICTED STOCK AWARDS

  Restricted stock awards consisting of shares of Class A common stock of the Company may be made under the Incentive Stock Plan. Such awards shall be contingent on the employee's continuing employment with the Company or its subsidiaries or affiliates for a period to be specified in the award, which shall not be less than six months or more than ten years from the date of award, and shall be subject to such additional terms and conditions as the Committee deems appropriate, which may include performance measures. Except as otherwise determined by the Committee at the time of the award, the holder of a restricted stock award shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited. If all conditions to which such award is subject have been satisfied, the holder shall be entitled to such shares free of all restrictions.

PERFORMANCE AWARDS

  Performance awards consisting of shares of Class A common stock of the Company, monetary units, or units which are expressed in terms of shares of Class A common stock of the Company may also be made under the Incentive Stock Plan. Subject to the following paragraph, such awards shall be contingent on the achievement over a period of not less than six months or more than ten years of such corporate, division, subsidiary, group or other measures and goals as shall be established by the Committee. Subject to the following paragraph, such measures and goals may be revised by the Committee from time to time during the performance period. Except as may otherwise be determined by the Committee, a performance award shall terminate if the holder of the award does not remain continuously in the employ of the Company or its subsidiaries or affiliates at all times during the applicable performance period. If a performance award consists of shares of Class A common stock or units which are expressed in terms of shares of such common stock, amounts equal to dividends otherwise payable on a like number of shares may, if the award so provides, be converted into additional such shares or credited as additional units and paid to the participant on payment of the award.

  In order to permit performance awards to named executive officers to be deductible by the Company for Federal income tax purposes, the Code and related regulations require performance measures for such awards to be specified in the Incentive Stock Plan and approved by stockholders. The performance measures established in the Incentive Stock Plan for such purposes are: safety (including total injury frequency, lost workday rates or cases, medical treatment cases and fatalities), quality control (including critical product characteristics and defects), cost control (including cost as a percentage of sales), capital structure (including debt and equity levels, debt-to-equity ratios, and debt-to-total-capitalization ratios), inventory turnover, customer performance or satisfaction, revenue growth, net income, conformity to cash flow plans, return on investment, and the ratio of operating profit to operating assets.

  The Committee has discretion to establish performance goals and to adjust the goals and methods used to measure attainment of the goals. With respect to awards which are intended to be exempt from the deduction limitation, the Committee has discretion to adjust awards in a manner that does not increase such awards or make any other change that could cause such awards to become nondeductible under the regulations discussed above. The Committee has discretion to amend or replace performance measures applicable to the named executive officers in the event applicable regulations change and to grant awards to named executive officers that would not be deductible under the regulations based upon any performance measures it deems appropriate.

  Payment of a performance award following the end of the performance period, if such award consists of monetary units or units expressed in terms of shares of common stock, may be made in cash, shares of common stock, or a combination thereof, as determined by the Committee. Any payment made in common stock shall be based on the fair market value of such stock on the payment date.

FEDERAL TAX CONSEQUENCES

  The Company has been advised that an employee who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If the foregoing holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction.

  An employee will not realize taxable income at the time of the grant of an option which does not qualify as an incentive stock option. Upon exercise, however, of such nonqualified stock option, the employee (even if the option has been transferred) will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of such shares, the employee (or, if applicable, the transferee) will realize short-term or long-term capital gain or loss with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

  An employee will not realize taxable income at the time of the grant of a stock appreciation right. Upon exercise, however, such employee will realize ordinary income measured by the difference between the fair market value of the Class A common stock of the Company on the applicable date of grant and the fair market value of such stock on date of exercise. The Company will be entitled to a corresponding deduction in the year of exercise. Although the tax rules governing transfers of stock appreciation rights are unclear, it appears that an employee would be required to recognize ordinary income upon exercise of a stock appreciation right by a transferee.

  An employee who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the employee (even if the award has been transferred) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction unless the employee is one of the named executive officers and applicable provisions of the Code regarding deductibility are not satisfied. Dividends paid to the employee during the restriction period will also be compensation income to the employee and deductible as such by the Company. An employee who receives a restricted stock award may elect to be taxed at the time of grant of the award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to such employee during the restriction period will be taxable as dividends to such employee and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If an employee who has made such an election subsequently forfeits the shares, he will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

  The Company has also been advised that an employee who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The employee (even if the award has been transferred) will have compensation income at the time of payment (or vesting if the award is in stock), and the Company will have a corresponding deduction unless the employee is one of the named executive officers and applicable provisions of the Code regarding deductibility are not satisfied.

  Any acceleration of the payment of grants and awards under the Incentive Stock Plan in the event of a change in control of the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company. A deduction otherwise available to the Company for any year with respect to compensation payable to a named executive officer may be denied to the extent that it exceeds $1,000,000. For these purposes, restricted stock grants and performance awards under the Plan may under certain circumstances qualify for, and it is anticipated that grants of options and stock appreciation rights will generally qualify for, an exception to that limitation for eligible performance-based compensation.

OTHER INFORMATION

  Approval of the Incentive Stock Plan will require the affirmative vote of the holders of shares of the Company representing more than 50% of the voting power of shares represented in person or by proxy and entitled to vote at the Annual Meeting, with the result that shares which abstain from voting would count as votes against the Incentive Stock Plan and broker non-votes would have no effect on the outcome. Proxies not limited to the contrary will be voted for approval of the Incentive Stock Plan. The closing price of the Company's Class A common stock reported on the New York Stock Exchange Composite Transactions for April 10, 1997 was $13.875.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE RYERSON TULL 1996 INCENTIVE STOCK PLAN.

                            PROPOSAL TO APPROVE THE
               RYERSON TULL, INC. ANNUAL PERFORMANCE IMPROVEMENT
                                INCENTIVE PLAN

  The Company has used cash bonus plans, most recently the Inland Steel Industries, Inc. Annual Incentive Plan (the "Inland Annual Incentive Plan"), as an integral part of its compensation plan for salaried employees. The Board of Directors has determined that a new Company bonus plan is needed to maintain a competitive executive incentive program that supports the Company's business and business strategies. Accordingly, the Board of Directors has adopted, and is submitting to stockholders for their approval to enable the Company to qualify certain payments made under the Plan as deductible for Federal income tax purposes for tax years commencing January 1, 1997, the Ryerson Tull, Inc. Annual Performance Improvement Incentive Plan (the "Plan"). The summary of the Plan which follows is qualified in its entirety by reference to the complete text of the Plan as set forth in Exhibit B hereto.

GENERAL DESCRIPTION

  All full-time salaried employees of the Company, Joseph T. Ryerson & Son, Inc., and J. M. Tull Metals Company, Inc., and of any affiliate, subsidiary, division or group of the Company or any subsidiary of the Company designated from time to time by the Committee (each, a "Corporate Unit") as of the first and last day of a quarterly award period or, with respect to award periods that extend for at least one year, as of August 1 of the first year of an award period and the last day of an award period (except as otherwise provided by the Committee) are eligible to be designated as participants in the Plan for the applicable award period. As of December 31, 1996, approximately 700 employees were eligible to participate in the Plan. Except in the case of death, disability, retirement or change of control, a participant must be an employee as of the last day of an award period to be eligible for an award. The Committee determines and designates from time to time those eligible employees who will be participants in any award period and may adopt criteria restricting the number of full-time salaried employees eligible to be designated as Plan participants for any applicable award period. The Committee may determine and establish from time to time an award period applicable to any specified Corporate Unit or salary classification or grade, or combination thereof, which award period may be a calendar quarter, a calendar year or a longer period. Notwithstanding any other provision of the Plan to the contrary, the Committee may impose such conditions on participation in and awards under the Plan as it deems appropriate, including conditions applicable to one or more participants that are intended to cause awards payable under the Plan to be deductible for purposes of Section 162(m) of the Internal Revenue Code. Such conditions include (but are not limited to) conditions that may subject payment of awards to further stockholder approval of the Plan. The Committee shall have sole discretion, however, to make such changes without stockholder approval and, in the event that the Committee determines that it is advisable to grant awards under the Plan to named executive officers that do not qualify as deductible under Section 162(m), the Committee may make such grants upon performance measures it deems appropriate.

  For each award period, the Committee must establish (i) the minimum performance required by a Corporate Unit before an award may be paid to a participant employed in such Corporate Unit, (ii) for each participant, a Target Award expressed as a percentage of base salary earnings or base annual salary for each such participant for such award period, on the basis of the individual's salary grade classification, and (iii) an award schedule for each Corporate Unit. The Plan permits minimum performance to be based upon return on operating assets, operating profit, return on equity, net income, stock price, revenue growth, expense management, inventory management, quality management, customer service/performance, shareholder return, gross margin management, and market share improvement. The Committee has established the minimum performance for 1997 of each Corporate Unit based on return on operating assets and revenue growth faster than specified markets.

  No award will be paid to any participant in a Corporate Unit which in any award period did not achieve the minimum performance established for such Corporate Unit. The award for each participant in a Corporate Unit is the percentage of such individual's Target Award determined in accordance with the applicable award schedule; provided, however, that subject to Plan provisions limiting discretion of the Committee, the Committee may adjust awards on the basis of quantitative and qualitative performance measures and evaluations as it deems appropriate and may make adjustments as it deems appropriate in the case of participants whose salary grade classifications have changed during the relevant award period or who have been employed in more than one Corporate Unit during the relevant award period. The maximum award payable to a participant in any calendar year is $2,000,000. To the extent provided by the Committee, any payment under the Plan may be deferred, and to the extent deferred, may be credited with an interest or earnings factor as determined by the Committee.

  Awards are paid in cash as soon as practicable after the end of the applicable award period for which the award is made. If the participant to whom an award has been made dies prior to the payment of the award, the award is paid to the legal representative or to such other person as determined by the chief executive officer of the Company. The Company or applicable Corporate Unit has the right to deduct any taxes required by law to be withheld from any award.

ANNUAL PERFORMANCE IMPROVEMENT INCENTIVE PLAN BENEFITS

  The following table shows awards made under the Inland Annual Incentive Plan for 1996 (which awards may not be indicative of awards that will be paid out under the Company's Plan):

                                                                 1996 AWARDS
    NAME AND POSITION                                         DOLLAR VALUE(/1/)
    -----------------                                         -----------------
   Robert J. Darnall.........................................    $  316,100
    Chairman
   Neil S. Novich............................................       386,600
    President and Chief Executive Officer
   Jay M. Gratz..............................................       104,200
    Vice President--Finance and Chief Financial Officer
   Timothy L. LaPerre........................................        95,200
    President--Ryerson Coil Processing
   Carl G. Lusted............................................       200,500
    President--Ryerson Central
   Stephen E. Makarewicz.....................................       100,000
    President--Tull Metals
   Current Executive Officers As A Group.....................     1,579,800
   All Employees, Including All Current Officers Who Are Not
    Executive Officers, As A Group...........................     5,660,916

--------
(1) Awards made under the Plan for 1996 for Mr. Darnall and Mr. Gratz reflected the performance of all subsidiaries of Inland, while awards for the other named executive officers reflected the performance of the Company or its Corporate Units.

CHANGE OF CONTROL

  The Plan provides that it will remain in effect for the remainder of any calendar year in which a Change of Control of the Company occurs, and that each participant will receive an award for all award periods occurring in such calendar year at least equal to the Target Award whether or not awards would otherwise have been payable under the Plan for such award periods occurring in such calendar year and whether or not the participant was an employee at the end of any award period occurring in such calendar year. A "Change of Control of the Company" is deemed to have occurred if there has been a change in the composition of the Company's Board of Directors such that a majority of the Board of Directors shall have been members for less than 24 months, unless the election of each new director who was not a director at the beginning of the 24-month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

PLAN ADMINISTRATION

  The Plan is administered by the Committee. Under the terms of the Plan no member of the Committee is eligible to receive an award while serving on such Committee (and no member would receive an award in any event because awards are limited to employees and no Committee member is or has been an employee of the Company or any of its subsidiaries). The Committee has authority to interpret the Plan, to establish, amend and rescind rules and regulations for the administration of the Plan, and to delegate to one or more senior executive officers of the Company the right to administer the Plan as it pertains to employees who are not officers of the Company or any other Corporate Unit. Except with respect to Plan provisions respecting a Change of Control of the Company, the Board of Directors of the Company may amend, suspend or terminate the Plan at any time.

FEDERAL TAX ISSUES AND OTHER INFORMATION

  An award constitutes ordinary income taxable to a participant in the year in which the award is paid. Subject to the provisions of Section 162(m) of the Code and regulations promulgated thereunder (collectively, the "Code"), the Company or appropriate Corporate Unit generally will be entitled to a corresponding deduction for the year to which awards under the Plan are paid (or, to the extent deferred, for the year in which paid) with the possible exception of payments made upon a change of control. In August 1993, the Omnibus Budget Reconciliation Act of 1993, among other things, amended Section 162(m) of the Code to limit the allowable deduction for compensation paid or accrued with respect to the chief executive officer and the four most highly compensated officers of a publicly held corporation at the end of each fiscal year (commencing for fiscal years beginning on or after January 1, 1996). Pursuant to Internal Revenue Service regulations, certain types of compensation are excluded from this deduction limit, including payments subject to the attainment of objective performance goals and satisfaction of a disinterested director requirement and of a stockholder approval requirement.

  Awards under the Plan meet the performance-based compensation requirement of the Code because the awards are paid upon meeting the minimum financial performance standards established by the Committee for each award period. The Plan's administration by the Committee, as limited by Plan provisions governing the Committee's discretion in making awards to the chief executive officer and participants for purposes of Section 162(m) of the Code, meets the second requirement. The submission of the Plan to stockholders for approval and the establishment of Plan provisions (i) limiting maximum awards, (ii) authorizing the Committee to condition awards in order to preserve the Company's tax deductions under
Section 162(m), and (iii) precluding the Committee from exercising its discretion to increase awards to executives subject to Section 162(m) of the Code, are intended to qualify awards made for 1997 and thereafter so as to preserve the Company's Federal tax deduction, if and when awards are paid under the Plan.

VOTE REQUIRED; EFFECT OF VOTE

  Approval of the Plan requires the affirmative vote of the holders of shares of the Company representing more than 50% of the voting power of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions count against the proposal and broker non-votes have no effect on the outcome of the vote. Proxies not limited to the contrary will be voted for the approval of the Plan.

  When stockholders approve the Plan, the Company intends to deduct, as performance-based compensation, the amounts of any awards paid under the Plan to the chief executive officer and the four other most highly compensated officers of the Company in determining the Company's Federal income tax liability. Otherwise, the Company will maintain the Plan with respect to salaried employees but will exclude the chief executive officer and the four other most highly compensated executive officers at year-end from participating in the Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE RYERSON TULL, INC. ANNUAL PERFORMANCE IMPROVEMENT INCENTIVE PLAN.

                             ELECTION OF AUDITORS

  Proxies not limited to the contrary will be voted for the election of Price Waterhouse LLP to audit the accounts of the Company and its subsidiaries for the year 1997.

  Representatives of Price Waterhouse LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF PRICE WATERHOUSE LLP AS AUDITORS.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders must be received in writing by the Secretary of the Company no later than December 17, 1997 and must comply with the requirements of the Securities and Exchange Commission in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 1998. Proposals not included in a proxy statement for an annual meeting must comply with an advance notice procedure set forth in the By-laws of the Company in order to be properly brought before that annual meeting of stockholders.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of the Annual Meeting. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

                                          By order of the Board of Directors,

                                          CHARLES B. SALOWITZ Corporate
                                          Secretary

April 17, 1997
Chicago, Illinois
-------------------------------------------------------------------------------

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.

                                                                      EXHIBIT A

                    RYERSON TULL 1996 INCENTIVE STOCK PLAN

1. Purpose.

  The purpose of the Ryerson Tull 1996 Incentive Stock Plan (the "Plan") is to attract and retain outstanding individuals as officers and key employees of Ryerson Tull, Inc. (the "Company") and its subsidiaries, and to furnish incentives to such individuals through rewards based upon the ownership and performance of the Common Stock (as defined in Section 3). To this end, the Committee hereinafter designated and, in certain circumstances, the Chairman of the Board of the Company (the "Chairman") or the President of the Company, may grant stock options, stock appreciation rights, restricted stock awards, and performance awards, or combinations thereof, to officers and other key employees of the Company and its subsidiaries, on the terms and subject to the conditions set forth in this Plan.

2. Participants.

  Participants in the Plan shall consist of: (i) such officers and other key employees of the Company and its subsidiaries as the Committee in its sole discretion may select from time to time to receive stock options, stock appreciation rights, restricted stock awards or performance awards, either singly or in combination, as the Committee may determine in its sole discretion; and (ii) if the Committee authorizes the Chairman or the President to make grants or awards of stock options, stock appreciation rights, restricted stock or performance awards, such employees of the Company and its subsidiaries who are not subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as the Chairman or the President shall determine in his or her sole discretion after consultation with the Vice President-Human Resources of the Company. Individuals who receive awards of Substitute Options and Substitute Restricted Stock pursuant to Section 14 shall also be Participants in the Plan. Any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries shall not be eligible to receive stock options, stock appreciation rights, restricted stock awards or performance awards under the Plan. As used in the Plan, the term "subsidiary" means (a) any corporation of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of capital stock entitled to vote for the election of directors or (b) any partnership, joint venture, or other business entity in respect of which the Company, directly or indirectly, has comparable ownership or control.

3. Shares Reserved under the Plan.

  Subject to adjustment pursuant to the provisions of Section 11 of the Plan, the maximum number of shares of Class A Common Stock, $1.00 par value per share, of the Company ("Common Stock") which may be issued pursuant to grants or awards made under the Plan shall not exceed 2,300,000. No more than 800,000 shares of Common Stock shall be issued pursuant to restricted stock awards and performance awards under the Plan.

  The following restrictions shall apply to all grants and awards under the Plan other than grants and awards which by their terms are not intended to comply with the "Performance-Based Exception" (defined below in this Section
3):

    (a) the maximum aggregate number of shares of Common Stock that may be granted or awarded under the Plan to any participant under the Plan during any three year period shall be 1,500,000; and

    (b) the maximum aggregate cash payout with respect to grants or awards under the Plan in any fiscal year of the Company to any Named Executive Officer (defined below in this Section 3) shall be $1,000,000.

  For purposes of the Plan, "Named Executive Officer" shall mean a participant who is one of the group of "covered employees" as defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor statute, and "Performance-Based Exception" shall mean the performance-based exception from the deductibility limitations as set forth in Section 162(m) of the Code.

  Except to the extent otherwise determined by the Committee, any shares of Common Stock subject to grants or awards under the Plan that terminate by expiration, cancellation or otherwise without the issuance of such shares (including shares underlying a stock appreciation right exercised for stock, to the extent that such underlying shares are not issued), that are settled in cash (to the extent so settled), or, in the case of restricted stock awards, that terminate without vesting, shall become available for future grants and awards under the Plan. Shares of Common Stock to be issued pursuant to grants or awards under the Plan may be authorized and unissued shares of Common Stock, treasury Common Stock, or any combination thereof.

4. Administration of the Plan.

  The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). To the extent necessary to comply with the exemption provided by Rule 16b-3 under the Exchange Act or any successor rule ("Rule 16b-3"), each member of the Committee shall be a non-employee director within the meaning of Rule 16b-3. Subject to the provisions of the Plan, the Committee shall have authority: (i) to determine which employees of the Company and its subsidiaries shall be eligible for participation in the Plan; (ii) to select employees to receive grants under the Plan; (iii) to determine the form of grant, whether as a stock option, stock appreciation right, restricted stock award, performance award or a combination thereof, the number of shares of Common Stock or units subject to the grant, the time and conditions of exercise or vesting, the fair market value of the Common Stock for purposes of the Plan, and all other terms and conditions of any grant and to amend such awards or accelerate the time of exercise or vesting thereof; and (iv) to prescribe the form of agreement, certificate or other instrument evidencing the grant. Notwithstanding the foregoing, the Committee, subject to the terms and conditions of the Plan, may delegate to the Chairman or the President of the Company, if such individual is then serving as a member of the Board, the authority to act as a subcommittee of the Committee for purposes of making grants or awards of stock options, stock appreciation rights, restricted stock or performance awards, not to exceed such number of shares as the Committee shall designate annually, to such employees of the Company and its subsidiaries who are not subject to Section 16(a) of the Exchange Act as the Chairman or the President shall determine in his or her sole discretion after consultation with the Vice President-Human Resources of the Company, and the Chairman or the President, as applicable, shall have the authority and duties of the Committee with respect to such grants.

  The Committee shall also have authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5. Effective Date of Plan.

  The Plan shall be effective upon approval by the stockholder of the Company.

6. Stock Options.

  (a) Grants. Subject to the terms of the Plan, options to purchase shares of Common Stock, including "incentive stock options" within the meaning of
Section 422 of the Code, may be granted from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee. Each grant of an option under the Plan may designate whether the option is intended to be an incentive stock option or a "nonqualified" stock option. Any option not so designated shall be deemed to be a "nonqualified" stock option.

  (b) Terms of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee in its sole discretion, provided that no option shall be exercisable less than six months or more than ten years after the date of grant (except in the case of death or physical or mental incapacity). The per share option price shall not be less than the greater of par value or 100% of the fair market value of a share of Common Stock on the date the option is granted. Upon exercise, the option price may be paid in cash, in shares of Common Stock having a fair market value equal to the option price which have been owned by the Participant for at least 6 months prior thereto, or in a combination thereof. The Committee may also allow the cashless exercise of options by holders thereof, as permitted under regulations promulgated by the Board of Governors of the Federal Reserve System, subject to any applicable restrictions necessary to comply with rules adopted by the Securities and Exchange Commission, and the exercise of options by holders thereof by any other means that the Committee determines to be consistent with the Plan's purpose and applicable law, including loans, with or without interest, made by the Company to the holder thereof.

  (c) Restrictions Relating to Incentive Stock Options. To the extent required by the Code, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under the Plan or any other plan of the Company or any of its subsidiaries) shall not exceed $100,000.

  (d) Termination of Employment. If an optionee ceases to be employed by the Company or any of its subsidiaries or affiliates by reason of (i) death, (ii) physical or mental incapacity, (iii) retirement on or after the normal retirement date provided for in and pursuant to any pension plan of the Company or any subsidiary or affiliate of the Company in effect at the time of such retirement, or (iv) early retirement (with the consent of the Committee) provided for in and pursuant to any such pension plan, any option held by such optionee may be exercised, with respect to all or any part of the Common Stock as to which such option was not theretofore exercised (whether or not such option was otherwise then exercisable), for such period from and after the date of such cessation of employment (not extending, however, beyond the date of expiration of such option) as the Committee may determine at the time of the grant or at any time thereafter. If an optionee ceases to be employed by the Company and any of its subsidiaries and affiliates for any reason other than a reason set forth in the immediately preceding sentence, any option granted to such optionee may be exercised for a period ending on the 30th day following the date of such cessation of employment or the date of expiration of such option, whichever first occurs, but only with respect to that number of shares of Common Stock for which such option was exercisable immediately prior to the date of cessation of employment, except as otherwise determined by the Committee at the time of grant or any time thereafter.

  (e) Additional Terms and Conditions. The agreement or instrument evidencing the grant of a stock option may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

7. Stock Appreciation Rights.

  (a) Grants. Subject to the terms of the Plan, rights entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of such Common Stock from the date of the grant to the date of exercise, or, in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights, from the date of grant of such related stock option to the date of exercise, may be granted from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee.

  (b) Terms of Grant. Such rights may be granted in tandem with or by reference to a related stock option, in which event the grantee may elect to exercise either the stock option or the right, but not both, as to the shares subject to the stock option and the right, or the right may be granted independently of a stock option. Rights granted in tandem with or by reference to a related stock option shall be exercisable to the extent, and only to the extent, that the related option is exercisable, provided that no such right (except in the case of death or physical or mental incapacity) shall be exercisable prior to the expiration of six months following the date the right is granted. Rights granted independently of a stock option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee, provided that no right (except in the case of death or physical or mental incapacity) shall be exercisable less than six months or more than ten years after the date of grant. Further, in the event that any employee to whom rights are granted independently of a stock option ceases to be an employee of the Company and its subsidiaries and its affiliates, such rights shall be exercisable only to the extent and upon the conditions that stock options are exercisable in accordance with the provisions of paragraph (d) of Section 6 of the Plan. The Committee may at the time of the grant or at any time thereafter impose such additional terms and conditions on the exercise of stock appreciation rights as it deems necessary or desirable for any reason, including for compliance with Section 16(a) or
Section 16(b) of the Exchange Act and the rules and regulations thereunder.

  (c) Payment on Exercise. Upon exercise of a stock appreciation right, the holder shall be paid the excess of the then fair market value of the number of shares of Common Stock to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or in such combination thereof, as may be provided in the grant of such right (which may permit the holder to elect between cash and Common Stock or to elect a combination thereof), or, if no such provision is made in the grant, as the Committee shall determine upon exercise of the right, provided, in any event, that the holder shall be paid cash in lieu of any fractional share of Common Stock to which such holder would otherwise be entitled.

  (d) Additional Terms and Conditions. The agreement or instrument evidencing the grant of stock appreciation rights may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

8. Restricted Stock Awards.

  Subject to the terms of the Plan, restricted stock awards consisting of shares of Common Stock may be made from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee, provided that any such employee (except an employee whose terms of employment include the granting of a restricted stock award) shall have been employed by the Company or any of its subsidiaries or its affiliates for at least six months. Such awards shall be contingent on the employee's continuing employment with the Company or its subsidiaries or affiliates for a period to be specified in the award, which (except in the case of death or physical or mental incapacity) shall not be less than six months or more than ten years from the date of award, and shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate, including, but not by way of limitation, restrictions on the sale or other disposition of such shares during the restriction period. Except as otherwise determined by the Committee at the time of the award, the holder of a restricted stock award shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited.

9. Performance Awards.

  (a) Awards. Performance awards consisting of (i) shares of Common Stock,
(ii) monetary units or (iii) units which are expressed in terms of shares of Common Stock may be made from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee. Subject to the provisions of Section 12 below, such awards shall be contingent on the achievement over a period of not less than six months or more than ten years of such corporate, division, subsidiary, group or other measures and goals as shall be established by the Committee. Subject to the provisions of Section 12 below, such measures and goals may be revised by the Committee at any time from time to time during the performance period. Except as may otherwise be determined by the Committee at the time of the award or at any time thereafter, a performance award shall terminate if the grantee of the award does not remain continuously in the employ of the Company or its subsidiaries or affiliates at all times during the applicable performance period.

  (b) Rights with Respect to Shares and Share Units. If a performance award consists of shares of Common Stock or units which are expressed in terms of shares of such Common Stock, amounts equal to dividends otherwise payable on a like number of shares may, if the award so provides, be converted into additional such shares (to the extent that shares are then available for issuance under the Plan) or credited as additional units and paid to the participant if and when, and to the extent that, payment is made pursuant to such award.

  (c) Payment. Payment of a performance award following the end of the performance period, if such award consists of monetary units or units expressed in terms of shares of Common Stock, may be made in cash, shares of Common Stock, or a combination thereof, as determined by the Committee. Any payment made in Common Stock shall be based on the fair market value of such stock on the payment date.

10. Performance Measures Applicable to Awards to Named Executive Officers.

  Unless and until the Committee proposes for stockholder vote a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout or vesting with respect to awards under the Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such awards shall be chosen from among the following alternatives: safety (including total injury frequency, lost workday rates or cases, medical treatment cases and fatalities); quality control (including critical product characteristics and defects); cost control (including cost as a percentage of sales); capital structure (including debt and equity levels, debt-to-equity ratios, and debt- to total-capitalization ratios); inventory turnover; customer performance or satisfaction; revenue growth; net income; conformity to cash flow plans; return on investment; and operating profit to operating assets.

  The Committee shall have the discretion to establish performance goals based upon the foregoing performance measures and to adjust such goals and the methodology used to measure the determination of the degree of attainment of such goals; provided, however, that awards under the Plan that are intended to qualify for the Performance-Based Exception and that are issued to or held by Named Executive Officers may not be adjusted in a manner that increases such award. The Committee shall retain the discretion to adjust such awards in a manner that does not increase such awards. Furthermore, the Committee shall not make any adjustment to awards under the Plan issued to or held by Named Executive Officers that are intended to comply with the Performance-Based Exception if the result of such adjustment would be the disqualification of such award under the Performance-Based Exception.

  In the event that applicable laws change to permit the Committee greater discretion to amend or replace the foregoing performance measures applicable to awards to Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining such approval. In addition, in the event that the Committee determines that it is advisable to grant awards under the Plan to Named Executive Officers that may not qualify for the Performance-Based Exception, the Committee may make such grants upon any performance measures it deems appropriate with the understanding that they may not satisfy the requirements of Section 162(m) of the Code.

11. Adjustments for Changes in Capitalization, Etc.

  Subject to the provisions of Section 12 herein, in the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or a corporate transaction, such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Company or its subsidiaries (other than normal cash dividends), any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company or its subsidiaries, such adjustment shall be made in the number and class of shares which may be delivered under Section 3 (including the number of shares referred to in the last sentence of the first paragraph of
Section 3 and in subparagraph (a) of the second paragraph of Section 3), and in the number and class of and/or price of shares subject to outstanding grants or awards under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of shares subject to any grants or awards under the Plan shall always be a whole number.

12. Effect of Change in Control.

  (a) Acceleration of Benefits. Subject to the following sentence, in the event of a "Change in Control" as defined in paragraph (b) of this Section 12,
(i) the value of all outstanding stock options, stock appreciation rights and restricted stock awards (whether or not then fully exercisable or vested) shall be cashed out on the basis of the "Change in Control Price" (as defined in paragraph (c) of this Section 12) as of the date the Change in Control occurs, provided, however, that any stock options or stock appreciation rights outstanding for less than six months shall not be cashed out until six months after the respective date of grant, and provided, further, that the Committee may provide for the immediate vesting instead of the cashing out of restricted stock awards in such circumstances as it deems appropriate; and
(ii) all outstanding performance awards shall be cashed out in such manner and in such amount or amounts as determined by the Committee in its sole discretion. In the event of a transaction which is intended to be accounted for through the pooling-of-interest accounting method, (i) in lieu of cashing out all or any portion of the outstanding stock options, stock appreciation rights, restricted stock awards and performance awards, the Committee, in its discretion, may cause such grants or awards to vest, and may limit payment to shares of Common Stock, and (ii) the Committee, in its discretion, may extend the exercise period for stock options and stock appreciation rights, but not beyond the earlier of (A) 30 days after the end of the pooling period or (B) the original term of the stock option or stock appreciation right.

  (b) Change in Control. For purposes of this Section 12, a Change in Control means the happening of any of the following:

    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (w) the Company and its affiliates (collectively referred to herein as "RTI"), (x) a trustee or other fiduciary holding securities under an employee benefit plan of RTI, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company's then outstanding securities;

    (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (ii) or
  (iv) of this Subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof;

    (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of RTI, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

    (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

A Change in Control shall also be deemed to occur with respect to any Participant for purposes of the Plan if there occurs:

    (1) a sale or disposition, directly or indirectly, other than to a person described in subclause (w), (x) or (z) of clause (i) next above, of securities of the Participant's employer, any direct or indirect parent company of the Participant's employer or any company that is a subsidiary of the Participant's employer and is also a significant subsidiary (as defined below) of the Company (the Participant's employer and such a parent or subsidiary being a "Related Company"), representing 50% or more of the combined voting power of the securities of such Related Company then outstanding;

    (2) a merger or consolidation of a Related Company with any other corporation, other than a merger or consolidation which would result in 50% or more of the combined voting power of the surviving company being beneficially owned by a majority owned direct or indirect subsidiary of the Company; or

    (3) the sale or disposition of all or substantially all the assets of a Related Company to a person other than a majority owned direct or indirect subsidiary of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to a Participant for purposes of the Plan if (I) such transaction includes or involves a sale to the public or a distribution to the stockholders of the Company of more than 50% of the voting securities of the Participant's employer or a direct or indirect parent of the Participant's employer, and (II) the Participant's employer or a direct or indirect parent of the Participant's employer agrees to become a successor to the Company under an individual agreement between the Company and the Participant or the Participant is covered by an agreement providing for benefits upon a change in control of his or her employer following an event described clauses (1), (2) or (3) next above. For purposes of the Plan, the term "significant subsidiary" has the meaning given to such term under Rule 405 of the Securities Act of 1933, as amended.

  (c) Change in Control Price. For purposes of this Section 12, Change in Control Price means:

    (i) with respect to a Change in Control by reason of a merger or consolidation of the Company described in paragraph (b)(iii) of this
  Section 12 in which the consideration per share of Common Stock to be paid for the acquisition of shares of Common Stock specified in the agreement of merger or consolidation is all in cash, the highest such consideration per share;

    (ii) with respect to a Change in Control by reason of an acquisition of securities described in paragraph (b)(i) of this Section 12, the highest price per share for any share of the Common Stock paid by any holder of any of the securities representing 40% or more of the combined voting power of the Company giving rise to the Change in Control; and

    (iii) with respect to a Change in Control by reason of a merger or consolidation of the Company (other than a merger or consolidation described in paragraph (b)(iii) of this Section) or a change in the composition of the Board of Directors described in paragraph (b)(ii) of this Section 12, the highest price per share of Common Stock reported on the Composite Transactions (or, if such shares are not traded on the New York Stock Exchange, such other principal market on which such shares are traded) during the sixty-day period ending on the date the Change in Control occurs, except that, in the case of incentive stock options and stock appreciation rights relating to incentive stock options, the holder may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an incentive stock option.

13. Amendment and Termination of Plan.

  The Plan may be amended by the Board in any respect, provided that, without stockholder approval, no amendment (other than pursuant to Section 11 of the Plan) shall increase the maximum number of shares available for issuance under the Plan if such action would result in awards under the Plan no longer being exempt under Rule 16b-3 as then in effect. In addition, no amendment may impair the rights of a participant under any stock option, stock appreciation right, restricted stock award or performance award previously granted under the Plan without the consent of such participant, unless required by law. The Plan may also be terminated at any time by the Board. No further grants may be made under the Plan after termination, but termination shall not affect the rights of any participant under, or the authority of the Committee with respect to, any grants or awards made prior to termination.

14. Grant of Substitute Awards.

  (a) Substitute Options. In lieu of outstanding options to purchase Inland Steel Industries, Inc. ("ISI") common stock ("ISI Options") granted pursuant to the Inland 1995 Incentive Stock Plan, the Inland 1992 Incentive Stock Plan, the Inland 1988 Incentive Stock Plan or the Inland 1984 Incentive Stock Plan (collectively, the "ISI Incentive Plans") to officers and employees of ISI and its subsidiaries who are or who become officers or employees of the Company or any of its subsidiaries on or after the closing date of the initial public offering of Common Stock and prior to the date on which the Company and its subsidiaries cease to be treated as a single employer with ISI under Section 414(b) or (c) of the Code ("Transferred Employees"), such Transferred Employees shall receive a grant of "Substitute Stock Options" under the Plan; provided that the Committee, in its sole discretion, may award Substitute Stock Options to any Transferred Employee with respect to less than all (including none) of his or her outstanding options under the ISI Incentive Plans, in which case the outstanding ISI Options for which no Substitute Stock Options have been granted will remain outstanding. The number of shares of Common Stock subject to any Substitute Stock Option shall bear the same ratio to the number of shares of ISI common stock subject to the corresponding ISI Option as the Average Value (as defined below) of a share of ISI common stock bears to the Average Value of a share of Common Stock. The per share option price of Common Stock subject to the Substitute Stock Option shall be equal to the amount which bears the same ratio to the Average Value of a share of Common Stock as the per share option price of ISI common stock under the ISI Option bears to the Average Value of a share of ISI common stock. Other than the option price and number of shares, the Substitute Stock Options shall be subject to the same terms and conditions as the ISI Options. The term "Average Value" means the average closing price of Common Stock or ISI common stock, as applicable, as reported, in the case of Common Stock, on the New York Stock Exchange Composite Transactions (the "Composite Transactions") (or, if such shares are not traded on the New York Stock Exchange, such other principal market on which such shares are traded) for the first ten trading days after the date of the substitution.

  (b) Substitute Restricted Stock. In lieu of outstanding shares of restricted ISI common stock ("ISI Restricted Stock") granted pursuant to the ISI Incentive Plans to Transferred Employees, such Transferred Employees shall receive a grant of "Substitute Restricted Stock" under the Plan; provided that the Committee, in its sole discretion, may award Substitute Restricted Stock to any Transferred Employee with respect to less than all (including none) of his or her outstanding restricted stock under the ISI Incentive Plans, in which case the outstanding ISI Restricted Stock for which no Substitute Restricted Stock has been granted will remain outstanding. The number of shares of Substitute Restricted Stock shall bear the same ratio to the number of shares of ISI Restricted Stock as the Average Value of a share of ISI common stock bears to the Average Value of a share of Common Stock. Other than the number of shares, the Substitute Restricted Stock shall be subject to the same terms and conditions as the ISI Restricted Stock.

15. Miscellaneous.

  (a) No Right to a Grant. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any employee any right to be selected as a participant or to be granted a stock option, stock appreciation right, restricted stock award or performance award.

  (b) Rights as Stockholders. No person shall have any rights as a stockholder of the Company with respect to any shares covered by a stock option, stock appreciation right, or performance award until the date of the issuance of a stock certificate to such person pursuant to such stock option, right or award.

  (c) Employment. Nothing contained in this Plan shall be deemed to confer upon any employee any right of continued employment with the Company or any of its subsidiaries or its affiliates or to limit or diminish in any way the right of the Company or any such subsidiary or affiliate to terminate his or her employment at any time with or without cause.

  (d) Taxes. The Company shall be entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Company prior to and as a condition of making such payment. In addition, the Committee may, in its discretion and subject to such rules as it may adopt from time to time, permit a participant to elect to have the Company withhold from any payment under the Plan (or to have the Company accept from the participant), for tax withholding purposes, shares of Common Stock, valued at their fair market value, but in no event shall the fair market value of the number of shares so withheld (or accepted) exceed the amount necessary to meet the maximum Federal, state and local marginal tax rates then in effect that are applicable to the participant and to the particular transaction.

  (e) Nontransferability. Except as permitted by the Committee, no stock option, stock appreciation right, restricted stock award or performance award shall be transferable except by will or the laws of descent and distribution, and, during the holder's lifetime, stock options and stock appreciation rights shall be exercisable only by, and shares subject to restricted stock awards and payments pursuant to performance awards shall be delivered or made only to, such holder or such holder's duly appointed legal representative.

                                                                      EXHIBIT B

                              RYERSON TULL, INC.
                 ANNUAL PERFORMANCE IMPROVEMENT INCENTIVE PLAN

1. Purpose

  The purpose of the Ryerson Tull, Inc. Annual Performance Improvement Incentive Plan (the "Plan") is to promote the interests of Ryerson Tull, Inc. (the "Company") and its stockholders by (i) attracting and retaining salaried employees of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent employee population; (iii) motivating salaried employees, by means of performance-related incentives, to achieve financial rewards; (iv) providing annual incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling salaried employees to participate in the growth and financial success of the Company.

2. Definitions

  "Affiliate" means any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has power to exercise management control.

  "Award" means an amount for an Award Period determined to be payable to a Participant under the Plan.

  "Award Period" means such calendar quarters or calendar years as the Committee may establish from time to time with respect to any applicable salary grade designation, to any Corporate Unit or to a combination of these factors.

  "Award Schedule" means the schedule to be used for determining Awards as established by the Committee and set forth in the Addendum to the Plan applicable to the Corporate Unit covered thereby.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Committee" means the Compensation Committee of the Board of Directors of the Company.

  "Corporate Unit" means the Company, Joseph T. Ryerson & Son/East, Joseph T. Ryerson & Son/Central, Joseph T. Ryerson & Son/West, Ryerson Coil Processing, J.M. Tull Metals Company, Inc., Inland Industries de Mexico, S.A. de C.V., and any Affiliate, other Subsidiary or any division or group of the Company or any Subsidiary designated as a Corporate Unit from time to time by the Committee of the Company.

  "Employee" means an employee eligible to be designated as a Participant in the Plan.

  "Named Executive Officer" means a Participant who is one of the group of "covered employees" as defined in the regulations promulgated under Section 162(m) of the Code.

  "Participant" means an Employee who is designated by the Committee to be eligible to receive an Award under the Plan.

  "Performance-Based Exception" means the performance-based exception from the deductibility limitations as set forth in Section 162(m) of the Code.

  "Subsidiary" means any corporation in which the Company possesses directly or indirectly more than fifty percent (50%) of the total combined voting power of all classes of its stock.

  "Target Award" means the percentage of a Participant's base salary earnings or base annual salary for an Award Period as established by the Committee pursuant to paragraph 6 of the Plan and set forth in the Addendum to the Plan applicable to the Corporate Unit in which such Participant is employed.

  "Threshold" means the minimum financial performance (established by the Committee and set forth in the Addendum to the Plan applicable to such Corporate Unit) required by a Corporate Unit before an Award may be paid to a Participant employed in such Corporate Unit.

3. Administration

  The Plan shall be administered by the Committee. No member of the Committee shall be eligible to receive an Award while serving on the Committee. The Committee shall have the authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons. In addition, the Committee may delegate to one or more senior executive officers of the Company the right to administer the Plan as it pertains to employees who are not officers of the Company or of any other Corporate Unit. Subject to the provisions of paragraph 7 hereof, the Committee may impose such conditions on participation in and Awards under the Plan as it deems appropriate.

4. Eligibility

  Except as otherwise provided by the Committee and subject to paragraph 9 hereof, all full-time salaried employees of a Corporate Unit as of the first day and the last day of an Award Period are eligible to be designated as Participants in the Plan for such Award Period; provided, however, that, with respect to Award Periods that extend for at least one year, individuals who are full-time salaried employees of a Corporate Unit on August 1 of the first year of the Award Period and the last day of the Award Period shall also be eligible to be designated as Participants in the Plan for such Award Period. Notwithstanding the foregoing, the Committee may adopt criteria restricting the number of full-time salaried employees of a Corporate Unit eligible to be designated as Participants in the Plan for any Award Period, which criteria shall be set forth in the Addendum to the Plan applicable to such Corporate Unit.

5. Designation of Participants

  The Committee shall determine and designate from time to time those Employees who shall be Participants. The designation of an Employee as a Participant in the Plan for any Award period shall not bestow upon such Employee any right to receive an Award for such Award Period or the right to be designated as a Participant for any subsequent Award Period.

6. Individual Award Opportunity

  For each Award Period, the Committee shall establish for each Participant a Target Award, expressed as a percentage of his or her base salary earnings or base annual salary for such Award Period, on the basis of his or her salary grade designation.

7. Determination of Awards

  Awards for each Award Period for Participants in each Corporate Unit shall be determined in accordance with the Award Schedule established by the Committee for such Corporate Unit. No Award shall be paid to any Participant in a Corporate Unit for any Award Period in which the performance of such Corporate Unit does not equal or exceed the Threshold applicable to such Corporate Unit. The Award for each Participant in a Corporate Unit shall be his or her Target Award multiplied by the Percent Attainment (determined in accordance with the applicable Award Schedule), subject to the following:

    (a) Subject to paragraph 3 and the provisions of this paragraph 7, the Committee may adjust such Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate.

    (b) The Committee may make such adjustments as it deems appropriate in the case of any Participant whose salary grade designation has changed during the applicable Award Period or who has been employed in more than one Corporate Unit during an Award Period.

    (c) Unless and until the Committee proposes for stockholder vote a change in the general performance measures set forth in this paragraph 7(c), the attainment of which may determine the degree of payout with respect to Awards under the Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following alternatives: return on operating assets, operating profit, return on equity, net income, stock price, revenue growth, expense management, inventory management, quality management, customer service performance, shareholder return, gross margin management and market share improvement. The Committee shall have the discretion to establish performance goals based upon the foregoing performance measures and to adjust such goals and the methodology used to measure the determination of the degree of attainment of such goals; provided, however, that Awards under the Plan that are intended to qualify for the Performance-Based Exception and that are issued to or held by any Named Executive Officer may not be adjusted in a manner that increases such Award. The Committee shall retain the discretion to adjust such Awards in a manner that does not increase such Awards. Furthermore, the

  Committee shall not make any adjustment to Awards under the Plan issued to or held by any Named Executive Officer that are intended to comply with the Performance-Based Exception if the result of such adjustment would be the disqualification of such Award under the Performance-Based Exception. In the event that applicable laws change to permit the Committee greater discretion to amend or replace the foregoing performance measures applicable to Awards to Named Executive officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining such approval. In addition, in the event that the Committee determines that it is advisable to grant Awards under the Plan to Named Executive Officers that may not qualify for the Performance-Based Exception, the Committee may make such grants upon any performance measures it deems appropriate with the understanding that they may not satisfy the requirements of Section 162(m) of the Code.

  Notwithstanding any other provision of the Plan, in no event may a Participant be paid an Award in any calendar year in excess of $2,000,000. No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any awards made or to be made under the Plan.

8. Payment of Awards

  Awards shall be paid in cash as soon as practicable after the end of the Award Period for which the Award is made. If a Participant to whom an Award has been made dies prior to the payment of the Award, such Award shall be delivered to his or her legal representative or to such other person or persons as shall be determined by the Chairman, the President, the Chief Executive Officer or the Vice President-Human Resources of the Company. The Company or other applicable Corporate Unit shall have the right to deduct from all Awards payable under the Plan any taxes required by law to be withheld by the Company or other Corporate Unit with respect thereto; provided, however, that to the extent provided by the Committee, any payment under the Plan may be deferred and to the extent deferred, may be credited with an interest or earnings factor as determined by the Committee.

9. Termination of Employment

  Except in the case of death, disability, normal retirement (determined in accordance with the qualified retirement plans of the Company), early retirement (with the consent of the Committee) or except as provided in paragraph 10, a Participant must be an employee of the Company or of a Subsidiary or Affiliate as of the end of the Award Period in order to be eligible for an Award.

10. Change of Control

  In the event of a Change of Control of the Company (as hereinafter defined), the Plan shall remain in full force and effect for the remainder of any Award Period (or, if longer, the remainder of the calendar year) during which such Change of Control of the Company occurs, and each Participant shall receive an Award for such Award Periods (or any Award Periods occurring in such calendar year), at least equal to his or her Target Awards, regardless of whether or not Awards would otherwise have been payable under the Plan for such Award Periods and regardless of whether or not such Participant was an Employee at the end of any such Award Period. A "Change of Control of the Company" shall be deemed to have occurred if there shall have been a change in the composition of the Board of Directors of the Company such that a majority of the Board of Directors shall have been members of the Board of Directors for less than 24 months, unless the election of each new director who was not a director at the beginning of the 24 month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

11. Transferability

  Any payment to which a Participant may be entitled under the Plan shall be free from the control or interference of any creditor of such Participant and shall not be subject to attachment or susceptible of anticipation or alienation. The interest of a Participant shall not be transferable except by will or the laws of descent and distribution.

12. No Right to Participate; Employment

  Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any Employee any right to be designated as a Participant under the Plan. Further, nothing contained in the Plan, nor any action by the Committee or any other person hereunder, shall be deemed to confer upon any Employee any right of continued employment with any Corporate Unit or to limit or diminish in any way the right of any Corporate Unit to terminate his or her employment at any time with or without cause.

13. Nonexclusivity of the Plan

  This Plan is not intended to and shall not preclude the Board of Directors of the Company from adopting or continuing such additional compensation arrangements as it deems desirable for Participants under this Plan, including any thrift, savings, investment, stock purchase, stock option, profit sharing, pension, retirement, insurance or other incentive, compensation or benefit plan or program.

14. Amendment

  Except as provided in paragraph 10 hereof, the Board of Directors of the Company may amend, suspend or terminate the Plan at any time.

      -                                                                 -

PROXY                                                                      PROXY
                               RYERSON TULL, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Robert J. Darnall, Neil S. Novich, and Charles B. Salowitz, and each of them, as attorneys and proxies (with full power of substitution in each) to vote all common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 28, 1997 and at any adjournment thereof. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RYERSON TULL 1996 INCENTIVE STOCK PLAN, FOR THE RYERSON TULL, INC. ANNUAL PERFORMANCE IMPROVEMENT INCENTIVE PLAN, FOR THE ELECTION OF PRICE WATERHOUSE LLP AS AUDITORS, AND AT THE DISCRETION OF THE PROXIES ON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE SUCH ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

                        (Please complete on other side)

      -                                                                 -

      -                                                                 -

[                                                                              ]

                              RYERSON TULL, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (0)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1. Election of Directors.
   Jean-Pierre Rosso, Ronald L. Thompson

         --------------------------
         Nominee Exception

                  For All
   For  Withheld  Except
   ( )     ( )      ( )

2. Ryerson Tull 1996 Incentive Stock Plan.

   For  Against  Abstain
   ( )    ( )      ( )

3. Ryerson Tull, Inc. Annual Performance Improvement Incentive Plan.

   For  Against  Abstain
   ( )    ( )      ( )

4. The election of Price Waterhouse LLP as auditors for the year 1997.

   For  Against  Abstain
   ( )    ( )      ( )

5. In the discretion of the proxies to vote upon any and all other matters which may properly come before such annual meeting or any adjournment thereof.


     Dated: _____________________________________________________________ , 1997

Signature(s)____________________________________________________________________

--------------------------------------------------------------------------------
PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. DATE AND RETURN PROMPTLY.

      -                                                                 -